As filed with the Securities and Exchange Commission on September 21, 2021

Registration No. 333-259481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM F-10/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VersaBank

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

Canada	6029	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

140 Fullarton Street, Suite 2002

London, Ontario N6A 5P2

Canada

Telephone: (519) 645-1919

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Copies to:

Shane Tintle, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Brent Hodge VersaBank 140 Fullarton Street, Suite 2002 London, Ontario N6A 5P2 Canada (519) 645-1919	Shawn M. Turner, Esq. Holland & Knight LLP 1801 California Street, Suite 5000 Denver, Colorado 80202 (303) 974-6645

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A. ☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (2) (3)	Proposed maximum aggregate offering price (4)(5)	Amount of registration Fee(6)
Common Shares (no par value)	—	—	—
Preferred Shares	—	—	—
Debt Securities	—	—	—
Warrants	—	—	—
Subscription Receipts	—	—	—
Units	—	—	—
Total	US$158,052,789.63	US$158,052,789.63	US$17,243.55

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed US$158,052,789.63.

(2)	There are being registered under this Registration Statement such indeterminate number of Class A common shares (“Common Shares”), preferred shares (“Preferred Shares”), senior or subordinated secured or unsecured debt securities (“Debt Securities”) including Debt Securities convertible or exchangeable into other securities of the Corporation, warrants to purchase securities (the “Warrants”), subscription receipts (the “Subscription Receipts”); and units comprised of one or more of the other securities described in this Registration Statement in any combination (the “Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of up to US$158,052,789.63 during the 25 month period that the short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as Units with other Securities registered under this Registration Statement. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

(3)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended (the “Securities Act”).

(5)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of $200,000,000 converted into U.S. dollars based on the average exchange rate on September 9, 2021, as reported by the Bank of Canada, of US$1.00 = C$1.2654.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “SEC”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated September 21, 2021

Amended and Restated PRELIMINARY PROSPECTUS SUPPLEMENT TO THE SHORT FORM BASE SHELF PROSPECTUS DATED AUGUST 16, 2021

US$50,000,000

Common Shares

This offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of VersaBank (the “Bank”, “us”, “we” or “our”) in the United States and a new issue of Common Shares in Canada. This prospectus supplement (the “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated August 16, 2021 (the “Shelf Prospectus”), qualifies the distribution of               Common Shares at a price of US$              per Common Share (the “Offering Price”).

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “VB”. On September 10, 2021, the last trading day before the filing of this preliminary form of Prospectus Supplement, the closing price of the Common Shares on the TSX was C$13.10 or US$10.37 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.7917). The Bank has applied to list the Offered Shares and the Additional Shares (as defined below) on the TSX and has applied to list the Offered Shares, the Additional Shares and its outstanding Common Shares on The Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “VBNK”. Listing will be subject to the Bank fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.

Price: US$ per Offered Share

	Price to the Public(1)	Underwriters’ Fee(2)	Net Proceeds to the Bank(3)
Per Offered Share	US$	US$	US$
Total Offering(4)	US$	US$	US$

Notes:

(1)	The Offering Price was determined by negotiation between the Bank and the Underwriters (as defined herein), with reference to the then-current market price for the Common Shares.

(2)	Pursuant to the terms of the Underwriting Agreement (as defined below) and in consideration of the services rendered by the Underwriters in connection with the Offering, the Underwriters will receive an aggregate fee (the “Underwriters’ Fee”) of US$ representing % of the gross proceeds of the Offering. For additional information regarding underwriter compensation, see “Plan of Distribution”.

(3)	After deducting the Underwriters’ Fee payable by the Bank, but before deducting the other expenses in respect of the Offering estimated to be approximately US$ .

(4)	The Bank has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable, in whole or in part, from time to time not later than days after the Closing Date, to purchase from the Bank up to additional Common Shares (the “Additional Shares”) to be issued by the Bank, representing in the aggregate 15% of the total number of Offered Shares offered hereunder, at the Offering Price, less the Underwriters’ Fee. The Underwriters may exercise the Over-Allotment Option solely for the purpose of covering over-allotments, if any. If the Over-Allotment Option is exercised in full, the total “Price to the Public”, “Underwriters’ Fee” and “Net Proceeds to the Bank” will be US$ , US$ and US$ , respectively. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to Additional Shares to be sold by the Bank upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See “Plan of Distribution”.

Investing in the Common Shares involves significant risk. Prospective investors should consider the risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

RAYMOND JAMES

Sole Bookrunning Manager

KEEFE, BRUYETTE & WOODS

A Stifel Company

Co-Manager

, 2021

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR ANY U.S. REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Shelf Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Offered Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See “Certain Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian Schedule I chartered bank governed by the Bank Act (Canada) (the “Bank Act”), that most of its directors and officers reside principally in Canada, that some or all of the Underwriters or experts named in the Registration Statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.

The Offering is being made concurrently in the United States under the terms of the Bank’s registration statement on Form F-10 (the “Registration Statement”) filed with the SEC and in each of the provinces and territories of Canada, other than Québec, under the terms of this Prospectus Supplement.

All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

The Offered Shares are being offered in the United States by Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. (collectively, the “U.S. Underwriters”) and in each of the provinces and territories of Canada, other than Québec, by Raymond James Ltd. and Stifel Nicolaus Canada Ltd. (collectively, the “Canadian Underwriters”, and together with the U.S. Underwriters, the “Underwriters”) pursuant to an underwriting agreement dated                    , 2021 (the “Underwriting Agreement”). Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. are not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Shares outside of Canada. See “Plan of Distribution”.

The Bank will use the net proceeds from the Offering of the Offered Shares as described in this Prospectus Supplement. See “Use of Proceeds”.

The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered by the to the Underwriters and accepted by them subject to the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.

Certain legal matters relating to Canadian law with respect to the Offering will be passed on the Bank’s behalf by Stikeman Elliott LLP and on behalf of the Underwriters by McCarthy Tétrault LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on the Bank’s behalf by Davis Polk & Wardwell LLP and on behalf of the Underwriters by Holland & Knight LLP. See “Legal Matters”.

Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise

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prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price. See “Plan of Distribution”.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about                  , 2021 (the “Closing Date”), or such earlier or later date as the Bank and the Underwriters may agree, but in any event no later than                    , 2021.

It is expected that the Bank will arrange for the instant deposit of the Offered Shares under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to among the Bank and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased. See “Plan of Distribution”.

The Bank’s principal and registered office is located at Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2 .

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TABLE OF CONTENTS FOR THIS PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS FOR THE SHELF PROSPECTUS

ENFORCEMENT OF JUDGEMENTS AGAINST FOREIGN PERSONS	13
LEGAL MATTERS	13
AUDITORS AND TRANSFER AGENT	13
STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWL AND RESCISSION	13

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About This Prospectus Supplement

This document is composed of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and supplements information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.

Neither the Bank nor any of the Underwriters has authorized any person to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein) and any such information should not be relied upon. Neither the Bank nor the Underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the Offered Shares or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus. The Offered Shares are not being offered in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. The business, financial condition, results of operations and prospects of the Bank may have changed since those dates.

This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website, https://www.versabank.com/, shall not be deemed to be a part of this Prospectus Supplement, the accompanying Shelf Prospectus or any document incorporated by reference herein or therein and such information is not incorporated by reference herein or therein and prospective investors should not rely on such information when deciding whether or not to invest in the Offered Shares.

Documents Incorporated by Reference

This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.

Copies of the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus may be obtained on request without charge from the Corporate Secretary, VersaBank, Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2, telephone: (519) 675-4201 , and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.

The following documents, filed by the Bank with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:

(a)	the Bank’s Revised Annual Information Form dated April 20, 2021 for the year ended October 31, 2020 (the “Annual Information Form”);

(b)	the Bank’s comparative audited consolidated financial statements for the year ended October 31, 2020 and 2019, together with the auditors’ report thereon dated November 24, 2020 (the “Annual Financial Statements”);

(c)	the Bank’s Management’s Discussion and Analysis for the year ended October 31, 2020 (the “Annual MD&A”);

(d)	the Bank’s comparative unaudited consolidated financial statements for the three and nine month periods ended July 31, 2021 (the “Interim Financial Statements”);

(e)	the Bank’s Management’s Discussion and Analysis for the three and nine month periods ended July 31, 2021 (the “Interim MD&A”);

(f)	the Bank's Management Proxy Circular regarding the Bank's annual meeting of shareholders held on April 21, 2021 (the “Proxy Circular”);

(g)	the Bank’s material change report dated April 30, 2021 in respect of the redemption of the Series 3 Preferred Shares (as defined herein);

(h)	the Bank’s material change report dated April 30, 2021 in respect of the offer for sale and pricing of U.S.$75 million aggregate principal amount of 5.00% fixed to floating rate subordinated notes (non-viability contingent capital) due 2031 (the “Notes”); and

(i)	the Bank’s material change report dated March 5, 2021 in respect of its plans to launch an enhanced digital deposit receipt to be known as VCAD.

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained herein or in the accompanying Shelf Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Bank, filed by the Bank with securities commissions or similar authorities in each of the provinces and territories of Canada, after the date of this Prospectus Supplement and for the duration of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement. In addition, all documents filed on Form 6-K or Form 40-F by the Bank with the SEC on or after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.

Furthermore, other than in respect of the marketing materials relating to the road shows described under “Marketing Materials” below any “template version” of any “marketing materials” (each as such term is defined in National Instrument 41-101 – General Prospectus Requirements) filed in connection with the Offering after the date of the final form of this Prospectus Supplement but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in the final form of this Prospectus Supplement and in the accompanying Shelf Prospectus.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Bank and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.

Marketing Materials

Before filing the final prospectus supplement in respect of the Offering, the Bank and the Underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces and territories of Canada will be able to attend. The Bank and the Underwriters may provide marketing materials to those potential investors in connection with those road shows.

In doing so, the Bank and the Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the Offering. To rely on this exemption, the Bank and the Underwriters must give a contractual right to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, the Bank and the Underwriters signing the certificate to be contained in the final prospectus supplement in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada, other than Québec), a purchaser resident in a province or territory of Canada, other than Québec, who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under the final prospectus supplement in respect of the Offering during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against the Bank and each such Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defenses, limitations and other terms of that legislation, as if the misrepresentation was contained in the final prospectus supplement in respect of the Offering.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the final prospectus supplement in respect of the Offering, and (ii) to any “comparables” as such term is defined in National Instrument 41-101 – General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.

U.S. Registration Statement

The Offering is being made concurrently in the United States pursuant to the Registration Statement filed with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”) and in each of the provinces and territories of Canada, other than Québec, pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.

Enforcement of Civil Liabilities

The Bank is a Canadian Schedule I chartered bank governed by the Bank Act. Most of the Bank’s directors and officers reside principally in Canada, and the majority of the Bank’s assets and all or a substantial portion of the assets of these persons are located outside the United States.

The Bank has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Bank or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Bank, its directors and its officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Bank filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Bank appointed Cogency Global Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Bank in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus, including the documents that are incorporated by reference in this Prospectus, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements and information concerning: the expected Closing of the Offering; the use of proceeds from the Offering; future growth and potential achievements of the Bank; statements relating to the business, future activities of, and developments related to the Bank; the payment of dividends on Common Shares and Preferred Shares; the market price for the Common Shares; and other events or conditions that may occur in the future. Forward-looking statements are typically (but not always) identified by the words “expects”, “is expected”, “anticipates”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes”, “aims”, “endeavours”, “projects”, “continue”, “predicts”, “potential”, “intends”, or the negative of these terms or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved.

By their nature, these statements require the Bank to make assumptions and are subject to inherent risks and uncertainties that may be general or specific, including without limitation with respect to the strength of the Canadian and U.S. economies in general and the strength of local economies within Canada and the U.S. in which the Bank conducts operations; the impact of COVID-19, the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Bank of Canada; changing global commodity prices; the effects of competition in the markets in which the Bank operates; capital market fluctuations; the timely development and introduction of new products in receptive markets; the impact of changes in laws and regulations pertaining to financial services; changes in tax laws; technological changes; unexpected judicial or regulatory proceedings; unexpected change in consumer spending and saving habits; and the Bank’s anticipation of and success in managing the risks resulting from the foregoing. The foregoing list of important factors is not exhaustive.

A variety of factors, many of which are beyond the Bank's control, affect the operations, performance and results of the Bank, and could cause actual results to differ materially from the expectations expressed in any of the Bank's forward-looking statements. These factors include, without limitation: general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of the Bank; risks related to the business of the Bank; risks related to political developments and policy shifts; risks related to amendments to laws; risks related to COVID-19; or risks related to the market value of the Bank’s securities.

This list is not exhaustive of the factors that may affect any of the Bank's forward-looking statements. Additional information about these factors can be found in the “Risk Factors” section of the AIF (as defined herein) and under “Enterprise Risk Management” and “Factors that May Affect Future Results” in the Annual MD&A (as defined herein) and the Interim MD&A (as defined herein). These and other factors should be considered carefully and readers should not place undue reliance on the Bank's forward-looking statements. Any forward-looking statements contained in this Prospectus represent the views of management only as of the date hereof. The Bank does not undertake to update any forward-looking statement that is contained in this Prospectus Supplement or the documents incorporated by reference in this Prospectus Supplement except as required by law.

All of the forward-looking information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein are expressly qualified by the foregoing cautionary statements.

Non-IFRS Measures and Industry Metrics

This Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein make reference to certain non-IFRS measures and industry metrics, such as “Basel III Common Equity Tier 1”, “Tier 1 and Total Capital Adequacy Ratios”, “Leverage Ratio”, “Book Value per Common Share”, “Core Cash Earnings”, “Core Cash Earnings per Common Share”, “Core Cash Return on Average Common Equity”,

“Cost of Funds”, “Efficiency Ratio”, “Gross Impaired Loans to Total Loans”, “Net Interest Margin or Spread”, “Loan Loss Reserve as a Percentage of Total Gross Loans”, “Provision for (Recovery of) Credit Losses as a Percentage of Average Total Loans”, “Return on Average Common Equity”, “Return on Average Total Assets” and “Yield” (each as defined below and together, the “Non-IFRS Measures”). See Schedule B attached hereto for a reconciliation of certain of the Non-IFRS measures referred to below to IFRS financial information. Our management uses these non-IFRS measures and other measures for a number of purposes including in order to facilitate operating performance comparisons.

Basel III Common Equity Tier 1, Tier 1 and Total Capital Adequacy Ratios and Leverage Ratios

In December 2009, the Basel Committee on Banking Supervision (the “Basel Committee”) announced consultative proposals to strengthen global capital and liquidity regulations for banks with the goal of promoting a more resilient banking sector. In December 2010, the Basel Committee finalized the new global bank capital adequacy rules for minimum and appropriate forms of bank liquidity (commonly called “Basel III”). In February 2011, the Office of the Superintendent of Financial Institutions (“OSFI”) announced that the Basel III requirements would be adopted for Canadian banks effective January 1, 2013. Basel III Common Equity Tier 1, Tier 1 and Total Capital adequacy ratios and the Leverage ratio are determined in accordance with guidelines issued by OSFI.

Book Value per Common Share

Book value per common share is defined as Shareholders’ Equity less amounts relating to preferred shares recorded in equity, divided by the number of common shares outstanding. Book value per common share does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Core Cash Earnings

Core cash earnings, which reflects the Bank’s core operational performance and earnings capacity, is calculated as net income (as presented in the Consolidated Statements of Comprehensive Income) adjusted for income taxes, restructuring charges and other non-core operational expenses. Core cash earnings does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Core Cash Earnings per Common Share

Core cash earnings per common share is defined as core cash earnings divided by the number of common shares outstanding.

Core Cash Return on Average Common Equity

Core cash return on average common equity is defined as annualized core cash earnings less amounts relating to preferred share dividends, divided by the weighted average common shareholders’ equity which is average shareholders’ equity less amounts relating to preferred shares recorded in equity.

Cost of Funds

Cost of funds is calculated as interest expense (as presented in the Consolidated Statements of Income) divided by average assets. Cost of funds does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Efficiency Ratio

The efficiency ratio is calculated as non-interest expenses, excluding restructuring charges, as a percentage of total revenue (as presented in the Consolidated Statements of Comprehensive Income). This ratio does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Gross Impaired Loans to Total Loans

The measure captures gross impaired loan balances as a percentage of the Bank’s loans, net of allowance for credit losses. This percentage does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Net Interest Margin or Spread

Net interest margin or spread is defined as net interest income as a percentage of average total assets. Net interest margin or spread does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Loan Loss Reserve as a Percentage of Total Gross Loans

The measure captures the Bank’s loan loss reserve as a percentage of the Bank’s loans, including accrued interest. This percentage does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Provision for (Recovery of) Credit Losses as a Percentage of Average Total Loans

This measure captures the provision for (recovery of) credit losses (as presented in the Consolidated Statements of Comprehensive Income) as a percentage of the Bank’s average loans, net of allowance for credit losses. This percentage does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Return on Average Common Equity

Return on average common equity for the Bank is defined as annualized net income of the Bank less amounts relating to preferred share dividends, divided by average common shareholders’ equity which is average shareholders’ equity less amounts relating to preferred shares recorded in equity. Return on average common equity does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Return on Average Total Assets

Return on average total assets for the Bank is defined as annualized net income of the Bank less amounts relating to preferred share dividends, divided by average total assets. Return on average total assets does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Yield

Yield is calculated as interest income (as presented in the Consolidated Statements of Comprehensive Income) divided by average assets. Yield does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other financial institutions.

Market and Industry data

Market and industry data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein was obtained from independent industry and third-party sources and industry reports, including from eMarketer, and from publications, websites and other publicly available information, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, customers and other industry participants.

We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein are not guaranteed and none of us or any of the Underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, none of us or any of the Underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID- 19 pandemic on any specific market or globally.

Currency Presentation and Exchange Rate Information

We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average and end of period daily average exchange rates for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

	Fiscal Quarter Ended July 31,	Year Ended October 31,
	2021	2020	2019	2018
Highest rate during the period	1.2759	1.4496	1.36642	1.3310
Lowest rate during the period	1.2040	1.2970	1.3038	1.2288
Average for the period	1.2293	1.3460	1.3286	1.2871
Period end	1.2462	1.3318	1.3160	1.3142

On September 10, 2021, the Bank of Canada daily average exchange rate was US$1.00 = C$1.2631.

Where You Can Find More Information

The Bank is subject to the full informational requirements of the securities commissions or similar regulatory authority in each of the provinces and territories of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that the Bank files with the Canadian provincial and territorial securities commissions or similar regulatory authority, which are available on SEDAR at www.sedar.com. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus Supplement or the accompanying Shelf Prospectus.

The Bank has filed with the SEC under the Securities Act the Registration Statement relating to the securities being offered hereunder, of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.

As a foreign private issuer, the Bank is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements, and Bank’s officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

VERSABANK

Business of the Bank

Who We Are

VersaBank is a Canadian Schedule I chartered bank that has successfully leveraged its commitment to innovation to develop an efficient and effective technology-driven business-to-business banking business model that has facilitated VersaBank’s becoming one of the world’s first fully digital financial institutions. In our digital banking operations, we conduct our deposit gathering and loan origination activities predominantly through technology-enabled electronic deposit and lending solutions for financial intermediaries that we believe enable these intermediaries to excel in their core businesses. We seek to profitably and prudently address underserved segments of the Canadian and U.S. financial service markets by developing and providing innovative, technology-based deposit taking and lending solutions that enable lower-cost funding and lower-risk lending than we could otherwise achieve, in the pursuit of attractive risk-adjusted returns. Our lending business has a particular focus on point-of-sale financing. We have grown our point-of-sale loan and lease portfolio in Canada to U.S.$918 million as of July 31, 2021 by addressing an unmet market need and believe the opportunity exists to address a similar unmet need in the United States, in which the market is estimated to grow to U.S.$1.8 trillion.1 Through our wholly owned subsidiary, Washington, D.C.-based DRT Cyber, Inc, we are leveraging our internally-developed IT security software and capabilities to diversify our sources of revenue and pursue what we believe are significant opportunities to offer innovative cybersecurity products and solutions designed

1 Filene Research Institute: “Blue Ocean Lending for Credit Unions: Point of Sale Financing” (05.19.15).

to address the rapidly growing volume of cyber threats constantly challenging financial institutions, multi-national corporations and government entities. We believe that this combination of innovative, technology-enabled, specialty banking products and services positions VersaBank as a market-leading fully-digital bank serving clients holding or otherwise transacting in digital assets.

Recent Developments

On September 20, 2021, after exhibiting some mild symptoms, our President and Chief Executive Officer, David Taylor, tested positive for COVID-19. Mr. Taylor's symptoms remain mild, and he continues to be fully engaged and perform his responsibilities as the Chief Executive Officer while isolating at home. Mr. Taylor was previously vaccinated against COVID-19 during the summer of 2021.

Our History and Growth through Innovation

We have been pursuing our strategy of becoming a model for digital banking for nearly three decades. In 1993, our founder and CEO, David Taylor, together with a syndicate of investors, purchased Pacific & Western Trust in furtherance of their vision of a fully-digital financial institution. In 2002, Pacific & Western Trust was granted a Canadian Schedule I banking license, which, at the time, was the first Canadian Schedule I banking license granted in the preceding 18 years. By 2010, we launched our point-of-sale financing business in Canada, which provided the opportunity for us to make available more efficient financing solutions to consumers, via our origination partners in what we believed was a rapidly expanding market. We continued to seek and identify opportunities to expand our lending platform, and in 2012 we launched our insolvency professional deposit business. Following this offering, we intend to continue pursuing other opportunities to expand our lending platform, including potentially expanding our point-of-sale financing business into the U.S.

We completed our initial public offering in Canada on the Toronto Stock Exchange in 2013. In 2016, we changed our name to VersaBank as part of a rebranding initiative in an effort to reflect our versatility as an innovative digital bank. In the past three years, we have demonstrated this versatility in innovation with a number of key initiatives described in detail below:

•	Innovation in Lending Products and Services. We have a proven track record of developing and providing innovative, technology-based lending products and services. In our deposit taking business, we recognized that Canada’s insolvency professionals were being underserved by generic “big bank” offerings that did not integrate with their own systems, resulting in inefficiency and higher costs. We developed and, in 2021 launched our proprietary software solution developed in-house to seamlessly integrate with industry’s most commonly used administrative software and have since grown our Insolvency Professional deposit business to U.S.$480 million, which contributed to a reduction in our cost of funds to 1.42%. In our lending business, in 2010, in the wake of the 2007/2008 financial crisis, Canada’s “big ticket” point-of-sale lenders required access to inexpensive capital and fast, convenient, automated financing solutions to drive growth in their own businesses. Using our proprietary software, we developed and launched our point-of-sale financing business that provides bridge financing to our origination and servicing partners for the purpose of accumulating and seasoning practical volumes of individual loans and leases prior to the Bank purchasing the cashflow receivables derived from same. In 2020 we began beta testing of our Instant Mortgage product, a software-based solution for home and condo developers and sales brokerages that enables "on-the-spot" financing approvals, with a specific focus on newcomer home and condo buyers. The Instant Mortgage product is a new lending solution based on the same software underlying the point-of-sale financing business that is intended to bring the advantages of point-of-sale financing purchases to enable us to meaningfully enter the $200-billion home financing market in Canada.

•	Innovation in Cybersecurity Products and Services. We believe we have developed first class cybersecurity protocols, software and supporting systems for the purpose of mitigating our exposure to the myriad of cybersecurity risks we face in the normal course of business. We are leveraging our excess capacity and scale our operations in this respect to pursue what we believe are significant opportunities in the cybersecurity space, and to further develop innovative solutions to address the rapidly growing volume of cyber threats constantly challenging, not only financial institutions like VersaBank, but also multi-national corporations and government entities. This culminated in the 2019 launch of VersaVault®, the world’s first fully-digital vault built for clients holding digital assets.

•	Innovation in Highly-Encrypted Digital Deposit Receipts to Enhance Low-Cost Deposit Gathering. In 2021, we announced the development of a bank-issued, digital deposit receipt, which we refer to as VCAD, based on our proprietary banking software and VersaVault® cybersecurity technology. VCAD represents a 1-to-1 Canadian dollar deposit ratio and affords depositors a stable digital deposit receipt, which we believe is ideal for secure payments, or more specifically use as currency. We expect that VCAD will serve to expand our low-cost deposit base. We are developing our VCAD digital deposit receipt and expect to bring it to market in late 2021 or early 2022. Leveraging our expertise in this space, we also are exploring opportunities to develop U.S. dollar denominated bank-issued, digital deposit receipts.

Our commitment to innovation has produced results for us and our shareholders. Since 2015, we have achieved 41.4% overall growth in total net loans, from approximately U.S.$1.11 billion as of October 31, 2015 to U.S.$1.57 billion as of July 31, 2021. During the same period, our deposits have grown by 43.8% overall, from U.S.$1.01 billion as of October 31, 2015 to U.S.$1.46 billion as of July 31, 2021. Our balance sheet growth over this period, together with our prudent expense management, have enhanced the efficiency of our operations, as reflected by a downward trend in our efficiency ratio from 70% as of October 31, 2015 to 52% as of July 31, 2021. Enhancing our efficiency will remain a key focus to our growth strategy over the short- and medium-terms.

We have enhanced our profitability and shareholder value creation over the last five years through a combination of a lower cost of funds, attributable largely to the introduction of our Trustee Integrated Banking, or TIB, program, which makes available custom operating accounts to Canadian insolvency professionals throughout Canada, and the launch of our point-of-sale financing solution. As illustrated below, our annualized earnings per share have increased with a compound annual growth rate (CAGR) of 19% since the fiscal year ended October 31, 2015 through July 31, 2021, while our tangible book value per share has exhibited a CAGR of 8% over the same period.

Our Products and Services

Lending Products and Services

We provide lending products and services to approximately 132,000 borrowers through approximately 40 national partner lenders. Our lending strategy involves taking lower credit risk but achieving higher net interest margin, or NIM, by providing innovative, technology-based financing solutions and superior service in niche markets that our management believes are not well-served by larger financial institutions. Based on publicly available reports, we consistently lead the Canadian lending industry with very low credit losses.

•	Point-of-Sale Loans and Leases. Small loan and lease receivables are electronically purchased from our network of origination partners who make point of sale loans and leases in various markets throughout Canada. We believe this business line has strong growth potential in both Canada and the United States with attractive risk-adjusted returns. This portfolio’s risk profile remains within our risk appetite, supported by the cash holdbacks retained from our origination partners. As of July 31, 2021, point-of-sale financing to home improvement/residential HVAC consumers represented about 45% of our point-of-sale loan and lease portfolio, with additional point-of-sale loan and lease portfolio contributions from auto (22%), commercial (13%), other consumer unsecured (8%), mortgage (7%) and warehouse loans (5%). Accordingly, we continue to focus on developing innovative enhancements to maintain our competitive advantage in point of-sale loans and lease financing and continuing to grow this portfolio organically. Point-of-sale loan and lease assets, as at July 31, 2021, were U.S.$918 million, accounting for approximately 59% of our loan portfolio.

•	Commercial Lending. Commercial loans are originated through an established network of mortgage brokers and syndication partners and through direct contact with our clients. These loans are secured by real estate primarily located in Ontario. As of July 31, 2021, our commercial lending portfolio consisted of construction mortgages (42%), commercial mortgages (37%), land mortgages (14%) and public sector and other loans (7%). Commercial loans were U.S.$643 million at July 31, 2021, accounting for approximately 41% of our total loans at that date.

 Loans~132,000 Borrowers Through ~40 National PartnersPoint-of-Sale Financing (Loans and Leases)Financeit Rifco SNAP Financial Group Stride Capital Group Vista EdenPark Arundel Capital AutoCapital Canada EcoHome Financial Simply Group Financial Commercial Mortgages First National CMLS Financial Canada ICI KingSett Capital Trez Capital Capital West Mortgage Inc. Institutional Mortgage Capital MCAP Dominion Lending Centres $1.57B in loans1 1. Financial data in US$ as of July 31, 2021

Low-Cost Funding Sources

We have established three core low-cost diversified funding (deposit) channels that provide us with a significant cost of funds advantage: personal deposits, commercial deposits, and holdbacks retained from our point-of-sale loan and lease receivables origination partners that are classified as other liabilities. Our proprietary software platform enables what we believe is a highly efficient, low-risk branchless partnership model through which we reach our ultimate sources of funding. Together, these sources of funding consist of over 30,000 depositors sourced through approximately 234 national partners. Personal deposits, consisting principally of guaranteed investment certificates, are sourced primarily through an established and diversified deposit broker network that we continue to grow and expand across Canada. Commercial deposits are sourced primarily through custom operating accounts made available to insolvency professionals across Canada. We have developed state-of-the-art customized banking software that is used by insolvency professionals that we believe provides us a competitive advantage with respect to these customers. Our custom banking software integrates banking services with the market-leading software platforms used primarily in the administration of consumer bankruptcy and proposal restructuring proceedings. We have announced our intention to launch a fourth low-cost funding (deposit) channel with our highly-encrypted digital deposit receipt offering called VCAD. Each VCAD digital deposit receipt will be issued based on one dollar deposited with VersaBank Facilitated by our state-of-the-art blockchain technology, VersaVault, we expect VCAD to be easily transferable and highly secure, enabling it to be used as a digital currency.

Deposits ~30,000 Depositors Through 234 National PartnersInsolvency Professionals (124 Offices)Deloitte Grant Thornton BDO MNP David Sklar & AssociatesWealth Management (110 Partners)Access to inexpensive CDIC-insured deposits as a Schedule I bank $1.46B in deposits1 1. Financial data in US$ as of July 31, 2021

Cybersecurity Products and Services

Through our wholly owned subsidiary DRTC, and in cooperation with our partners, including Ezotech, an artificial intelligence powered autonomous cybersecurity platform, we offer a comprehensive suite of innovative cybersecurity solutions including IT systems penetration, email privacy anti-spam legislation compliance and consent and preference management for the purpose of digital asset protection and mitigation of exposure to the myriad of cybersecurity risks that businesses face in the normal course of their operations. DRTC operates around the core functionalities of assessment, detection, protection and privacy. DRTC was created to commercialize the Bank’s own, internally developed IT security technology, leveraging the scale and efficiency of our software development team. We recognized an opportunity in what we believe are significant opportunities in the cybersecurity space, and further develop innovative solutions to address the rapidly growing volume of cyber threats constantly challenging, not only financial institutions like VersaBank, but also multi-national corporations and government entities. In 2019, we launched our VersaVault® product, which we believe is the world’s first fully digital vault built for clients holding digital assets providing robust security, privacy of secured keys and client-centric, flexible access.

In late 2020, DRTC acquired Digital Boundary Group, or DBG. With offices in London, Ontario and Dallas, Texas, DBG provides corporate and government clients with a suite of IT security assurance services, that range from external network, web and mobile app penetration testing through to physical social engineering engagements along with supervisory control and data acquisition, or SCADA, system assessments, as well as various aspects of training. As a division of DRTC, DBG will strengthen our Business Development Partner Network and propel the growth and expansion of DRTC’s existing business.

Prudent Capital Management

Like all Canadian Schedule I banks, we are Supervised by the Canadian Government’s Office of the Superintendent of Financial Institutions (OSFI). OSFI has established capital requirements for Canadian banks that are closely aligned with the most recent Basel Committee recommendations. We set internal capital targets that are based on our assessment of the risks that we face. These internal capital targets are approximately 2% higher than OSFI’s minimum requirements. As at July 31, 2021, our Common Equity Tier 1 ratio was 11.94%, our total capital ratio was 17.93% and our leverage ratio was 9.99%. Each of these ratios is well in excess of our internal target ratios providing us with considerable surplus capital for growth.

Our Competitive Strengths

We have grown our business to date around a core of key competitive strengths, including a focus on addressing unmet needs in the market, a technology-based approach to lending and deposit gathering activities and a focus on prudent credit administration and risk-management.

Specialized Skills and Knowledge

The Canadian financial services industry is highly developed and competitive. While many of Canada’s financial institutions carry on full-service banking businesses, we have developed what we believe to be a highly-specialized and focused product offering, including niche market offerings in insolvency professional deposits and specific point-of-sale financing and commercial lending products. Further, our management believes that our products are ideally suited to the niche markets that we have chosen. By capitalizing on our strength in these specialized areas, we aim to achieve lower cost of funding and organic loan growth in line with our near- and medium-term growth strategy. We believe opportunities exist to apply our proprietary solutions, capabilities and expertise to similar unmet market needs in the United States.

Technology-Driven Product Offerings

We compete with a variety of Canadian financial institutions, both large and small, in the various lending markets in which we participate. We utilize custom and in-house designed software which management believes provides a significant advantage in speed of delivery, versatility and efficiency. Our highly skilled team of over 60 software experts, engineers and technology managers have a track record of rapid, in-house development of innovative solutions to address unmet needs. Leveraging this capability, our lending professionals consistently provide innovative financing solutions via a digital platform with the capability to quickly and efficiently respond to changes in the marketplace. We have also instituted a well-developed credit adjudication function to deliver what management believes to be industry-leading credit performance.

Top Tier Asset Quality Supported by Risk-Mitigated Model

We believe our business model distinguishes itself through the powerful combination of low credit risk, liquidity risk and operational risk. Risk mitigation is a core tenet of our business model and we employ a variety of procedures and technology-enabled processes to mitigate risk throughout our business. We actively manage risk and believe we can quickly and prudently adjust our risk profile to address changes in the macroeconomic environment. We maintain a relatively low credit risk profile through a combination of factors:

1.	Cost of Funding. Our low-cost of funding enables higher net interest margins on lower-risk loans. We source our low-cost deposits from insolvency professionals through 124 active offices and a well-established and diversified broker network of 110 wealth management partners. As of July 31, 2021, 72% of our increase in total deposits over the last-twelve-months was attributable to insolvency professionals, and 24% was attributable to bank owned brokerages with 4% attributable to non-bank owned brokerages

Insolvency Professional Deposits

•	Proprietary, high value service for insolvency firms, which results in significantly lowering VersaBank’s cost of funds

•	Current rate – 0%

•	Have grown to approximately 124 Insolvency Professional Offices and $480M in deposits over 7 years

Wealth Management Sourced Deposits

•	Personal deposits sourced primarily through a well-established and diversified broker network, which continue to grow

•	Addressable market provides attractive funding optionality

2.	Point of Sale Lending. Our point-of-sale financing products are structured such that the majority of the default risk resides with the partner lender, wherein the partner lender is responsible for all direct interaction with the end customer, including any required collections, and we maintain cash holdbacks from our partner lenders well in excess of estimated extrinsic risk should an end customer default. We have stringent qualifications for selecting and approving partner lenders, and leverage our technological capabilities to facilitate a more efficient funding process.

3.	Low Loan-to-Value Ratios, High-Quality Underlying Assets and High-Quality Borrowers. When evaluating and approving commercial loans, we adhere to strict underwriting criteria, including low loan-to-value ratios averaging 62%, the quality of the underlying assets and the quality of the borrower, with an emphasis on longevity and track record. This has contributed to very low loans in arrears, very low loan defaults and very low recorded loan losses throughout our history, though we cannot guarantee or expect that this will continue indefinitely in the future.

4.

We maintain relatively low liquidity risk, evidenced by our high liquidity ratio, with cash representing approximately $238 million, or 13% of our total assets as of July 31, 2021, and our access to a deep supply of low-cost funds, as reflected by our 1.42% cost of funds as of July 31, 2021.

Long-Tenured, Experienced Leadership Team

Our leadership team has a proven track record of identifying unmet market needs in banking and finance that can be addressed through the development of innovative technology-based solutions. After 16 years in the banking industry (with Bank of Montreal and Barclays Bank), President and Chief Executive Officer, David Taylor founded the Bank in 1993 as one of the first fully digital financial institutions. Chief Financial Officer and Treasurer, Shawn Clarke, has served with us for more than 15 years, holding a variety of roles, including Chief Risk Officer, as well as Chief Operating Officer of a Bank’s subsidiary. The Chief Operating Officer of Bank subsidiary, DRT Cyber, has more than two decades of experience in Information Technology, specializing in cybersecurity, including more than 16 years at Blackberry, where he was Principal Cyber Security Architect.

Our Growth Strategy

We have set our strategic objectives for growth over the near- and medium-term across three key areas: further reducing our cost of funding, organic growth of our loan portfolio and accretive acquisitions.

Grow Loan Portfolio

We plan to target organic loan growth through new and existing products. Taking advantage of the current consumer market opportunity, we will strive to capitalize on renewed consumer spending through our point-of-sale financing business operations. For example, we believe we have identified an attractive market opportunity in point-of-sale mortgage lending and plan to continue the rollout of our Instant Mortgage product to meet this demand. In addition, we intend to expand the reach of our point-of-sale financing products by adding new partners, increasing volumes with existing partners and expanding to new markets, including the United States, which, as illustrated below, we believe is a largely untapped market.

U.S. Point-of-Sale Fintech Companies With a massive millennial consumer base and an impressive suite of digital offerings, fintechs are best positioned to leverage POS financingFunding CircleKlarnaECN Capital BreadPurpose FinancialAffirmsynchronyLendingTreeGreenSkyOnDeckAllyBetterSoFi

Further Reduce Cost of Funding

As part of our organic growth strategy, we will target further reductions in our cost of funding to grow our NIM over the medium term. We expect to advance this goal through a number of strategies. We will seek to grow our insolvency professional deposit base through a combination of increased volumes with existing partners and business development efforts to attract new partners. We also plan to target new partners in the wealth management space as a conduit to personal deposits. In addition to these efforts for deeper penetration in our existing markets, we will seek to introduce our innovative, technology-based deposit offerings to new markets, including the United States. Lastly, we expect that the launch of our highly-encrypted VCAD digital deposit receipt will further expand our low-cost deposit base by attracting new sources of funding, with the intention to launch a digital deposit receipt for U.S. dollar deposits, as well as those for other currencies.

Pursue Accretive Acquisitions

Our acquisitive growth strategy will focus on accretive opportunities that we believe will allow us to leverage the scalability of our fully digital platform and to expand our geographic and market footprint, including in the United States. We believe that these opportunities are present in the current market environment, though there can be no assurances. When evaluating acquisition opportunities, we typically focus on scope of accretion, technological capability that we cannot develop internally, access to new geographic markets, access to new product markets, technology profile and compatibility of same, strength and sustainability of competitive advantage, and cultural fit. We anticipate that these factors will remain our primary focus as we continue to consider strategic growth opportunities. If we are successful in identifying strategic growth opportunities, we anticipate that these acquisitions would allow us to generate capital-efficient, incremental growth in our loan portfolio while further enhancing our operational efficiencies.

COVID Update

As a digital bank with a business-to-business, partner-based model, we believe that we are well insulated from many of the negative influences of COVID-19 and our staff continues to work remotely leveraging our fully functional Work-From-Home solution which was a natural and seamless evolution of our branchless, technology-driven model. Notwithstanding the above, management is working to finalize our return-to-work strategy, which is anticipated to begin to roll out, in stages in the Fall. We continue to have no loans on our balance sheet that are subject to payment deferrals, no impaired loans and no loans in arrears, however; at the same time, we continue to operate at a heightened level of awareness to ensure that our origination and underwriting practices remain highly disciplined and focused. We continue to maintain liquidity levels that are somewhat higher than normal, or more specifically higher than pre-COVID-19 levels; however, management expects that liquidity will continue to normalize as the risk from the COVID-19 pandemic mitigates. The velocity of the distribution of the vaccines as well as the rate of spread of the virus, including the new variants such as the Delta variant remain, in our view, the key drivers of the recovery of the Canadian economy in the short to medium term. Despite the business and operational challenges imposed by the pandemic, we continue to focus on enhancing earnings performance by concentrating on niche markets that support more attractive pricing for its products and by leveraging its diverse deposit gathering network.

Additional information with respect to the Bank’s business is included in the Annual Information Form, the Annual MD&A, and the Interim MD&A, all of which are incorporated by reference into this Prospectus.

Head and Registered Office

The head and registered office of the Bank is Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2 and the Bank’s website is: www.versabank.com. The information on the Bank’s website is not part of this Prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION

Schedule A attached hereto sets forth selected historical financial information of the Bank, in each case, for the periods ended as at the dates indicated. Prospective investors should review this information in conjunction with the Interim Financial Statements, as well as “Non-IFRS Measures and Industry Metrics” above.

Prospective investors should also review this information in conjunction with the Interim Financial Statements, as well as “Non-IFRS Measures and Industry Metrics” above.

Use of Proceeds

The aggregate net proceeds to be received by us from the sale of the Offered Shares under the Offering are estimated to be approximately US$       after deducting the Underwriters’ Fee relating to the Offered Shares and other expenses relating to the Offering, which are estimated to be US$      . The net proceeds to the Bank from the Offering, if any, will be used for general banking purposes and will qualify as Common Equity Tier 1 capital for the Bank. The Bank may, from time to time, issue securities (including equity securities) other than pursuant to this supplement.

The principal reasons for the sale of the Offered Shares under the Offering are to increase our capitalization and financial flexibility. We intend to use the net proceeds from the Offering to strengthen our financial position and allow us to pursue our growth strategies, fund ongoing operations, and other general banking purposes. We may also use a portion of the net proceeds of the Offering to expand our current business through acquisitions of, or investments in, other complementary businesses, products or technologies. However, we have no agreements or commitments with respect to any acquisitions or investments at this time.

As we operate in a dynamic and rapidly-evolving market, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds amongst these purposes as at the date of this Prospectus Supplement. Such decisions will depend on market and competitive factors, as they evolve over time. Pending their use, we intend to invest the net proceeds from this Offering in short-term, investment grade, interest bearing instruments or hold them as cash.

While we currently anticipate that we will use the net proceeds of the Offering as set forth above, we may use the net proceeds differently, after giving consideration to our strategy relative to market and other conditions, as well as other factors described under “Risk Factors”.

Description of the Share Capital of the Bank

Our authorized share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 21,123,559 were issued and outstanding as of September 10, 2021, and an unlimited number of non-voting preferred shares without par value (the “Preferred Shares”). The Bank’s board of directors has authorized the issuance of the following series of Preferred Shares: (i) an unlimited number of Series 1 Preferred Shares (“Series 1 Preferred Shares”), (ii) an unlimited number of non-cumulative floating rate Series 2 Preferred Shares (“Series 2 Preferred Shares”), (iii) an unlimited number of Series 3 Preferred Shares (“Series 3 Preferred Shares”), and (iv) an unlimited number of non-cumulative floating rate Series 4 Preferred Shares (“Series 4 Preferred Shares”).

As of September 10, 2021, 1,461,460 Series 1 Preferred Shares are outstanding, and no Series 2 Preferred Shares or Series 4 Preferred Shares have been issued. The Bank redeemed the Series 3 Preferred Shares on April 30, 2021, as disclosed in a material change report dated April 30, 2021, which is incorporated herein by reference. The Series 1 Preferred Shares trade on the TSX under the symbol “VB.PR.A”.

See “Description of Common Shares” and “Description of Preferred Shares” in the Shelf Prospectus for a detailed description of the attributes of our Common Shares and Preferred Shares.

Consolidated Capitalization

The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as at July 31, 2021 (i) on a book value basis and (ii) on an adjusted basis to give effect to the completion of the Offering (assuming no exercise of the Over-Allotment Option). This table should be read in conjunction with our Interim Financial Statements and Interim MD&A, each of which is incorporated by reference in this Prospectus Supplement.

	As at July 31, 2021
	Book Value	After giving effect to the Offering
	(in thousands of C$)
Cash and cash equivalents	$297,005	$ 354,951 (1)
Liabilities
Deposits	1,817,746	1,817,746

Subordinated notes payable	95,683	95,683
Other liabilities	120,310	120,310
Total Liabilities	2,033,739	2,033,739
Equity
Share capital(2)	166,404	224,350 (3)
Retained earnings	85,626	85,626
Accumulated other comprehensive income (loss)	2	2

Total equity	$252,032	$309,978

Total capitalization	$347,715	$405,661

Notes:

(1)	The amount included in the table includes the estimated net proceeds of the Offering to be received by the Bank from the sale of the Offered Shares, after deducting the estimated expenses of the Offering, assuming all such estimated expenses were paid at closing. The amount does not reflect the use of proceeds set out under “Use of Proceeds”.

(2)	As at July 31 2021, the Bank’s authorized share capital was comprised of (i) an unlimited number of Common Shares and (ii) an unlimited number of Series 1 Preferred Shares, Series 2 Preferred Shares, Series 3 Preferred Shares and Series 4 Preferred Shares. Immediately following closing of the Offering and assuming no exercise of the Over-Allotment Option, Common Shares and 1,461,460 Series 1 Preferred Shares, no Series 2 Preferred Shares, no Series 3 Preferred Shares and no Series 4 Preferred Shares will be issued and outstanding.

(3)	The amount included in the table includes additional share capital raised by the Bank through the Offering from the sale of the Offered Shares estimated to amount to approximately US$45.8 million being C$57.9 million using an exchange rate of US$1.00 = C$1.2654, after deducting the estimated expenses of the Offering.

Prior Sales

There have been no prior sales of Common Shares or any securities that are convertible or exchangeable into Common Shares by the Bank during the 12-month period preceding the date of this Prospectus Supplement (including stock options (“Stock Options”), deferred share units (“DSUs”), performance share units (“PSUs”) and restricted share units (“RSUs”) issued pursuant to the Bank’s Omnibus Long Term Incentive Plan (the “LTIP”)).

Trading Price and Volume

The Common Shares trade on the TSX under the symbol “VB”. The following table sets forth, for the period indicated, the reported high and low market prices of our Common Shares on the TSX in Canadian dollars.

Month	High Trading Price (C$)	Low Trading Price (C$)	Aggregate Monthly Trading Volume (#)
July 2020	7.05	5.85	175,321
August 2020	7.23	6.86	143,774
September 2020	7.30	6.50	90,812
October 2020	7.00	6.43	246,855
November 2020	7.49	6.31	189,420
December 2020	9.12	7.36	159,053
January 2020	12.30	8.91	563,835
February 2020	17.64	10.97	968,533
March 2021	16.41	14.41	507,259
April 2021	15.56	14.85	209,955
May 2021	15.45	14.02	211,182
June 2021	15.00	12.55	325,050
July 2021	15.08	13.00	143,893
August 2021	13.71	12.92	73,796

Notes:

•	Source: TMX Market Data Online

Plan of Distribution

General

Pursuant to the Underwriting Agreement, the Bank has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, severally and not jointly (within the meaning of such terms under the laws of the State of New York) on the Closing Date, or such earlier or later date as the Bank and the Underwriters may agree, but in any event no later than        , 2021, the number of Offered Shares set out opposite their respective names below, representing an aggregate of Offered Shares, at a price of US$         per Offered Share, for an aggregate gross consideration of US$        , payable in cash against delivery of the Offered Shares. The Offering Price was determined by negotiation between the Bank and the Underwriters, with reference to the then-current market price for the Common Shares.

Underwriter	Number of Offered Shares
Raymond James & Associates, Inc.
Keefe, Bruyette & Woods, Inc.
Raymond James Financial Ltd.
Stifel Nicolaus Canada Ltd.
Total

The Offered Shares are being offered in the United States by the U.S. Underwriters and in each of the provinces and territories of Canada, other than Québec, by the Canadian Underwriters pursuant to the Underwriting Agreement. The Offering is being made concurrently in each of the provinces and territories of Canada, other than Québec, under the terms of the Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Registration Statement, of which the Shelf Prospectus and this Prospectus Supplement form part, through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Raymond

James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. are not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of Offered Shares outside of Canada. Subject to applicable law, the Underwriters, their affiliates, or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of Canada and the United States.

The Underwriting Agreement provides that the Bank will pay the Underwriters at the time of closing of the Offering an Underwriters’ Fee of US$         per Offered Share sold pursuant to the Offering, including any Additional Shares sold pursuant to the exercise of the Over-Allotment Option. The Bank has agreed to reimburse the Underwriters for Financial Industry Regulatory Authority (FINRA) and other expenses in an amount not to exceed US$15,000. The Bank has granted to the Underwriters an Over-Allotment Option, in whole or in part, from time to time not later than       days after the Closing Date, to purchase from the Bank the Additional Shares on the same terms as set out above solely to cover the Underwriters’ over-allocation position, if any. The Over-Allotment Option is comprised of       Common Shares to be issued by the Bank. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to       Additional Shares to be sold by the Bank upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The obligations of the Underwriters under the Underwriting Agreement are several and not joint (within the meaning of such terms under the laws of the State of New York) and are subject to certain closing conditions. The Underwriters may terminate their obligations under the Underwriting Agreement by notice given by Raymond James & Associates, Inc. (the “Manager”) to the Bank, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq or the TSX, (ii) trading of any securities of the Bank shall have been suspended on the Nasdaq or TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Manager’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in this Prospectus Supplement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any Offered Shares are purchased under the Underwriting Agreement.

Subject to the terms of the Underwriting Agreement, the Bank has also agreed to indemnify the Underwriters and their respective directors, officers, employees and agents against certain liabilities civil liabilities under Canadian and United States securities legislation, or to contribute to any payments the Underwriters may be required to make in respect thereof. The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Offered Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pursuant to the Underwriting Agreement, the Bank has agreed that until the date that is 90 days following the date of the Underwriting Agreement (the “Restricted Period”), it will not, directly or indirectly, without the prior written consent of the Manager, subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, or exercise any right with respect to the registration of any of the foregoing, file or cause to be filed any registration statement in connection therewith under the Securities Act, (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement. The exceptions include: (a) the issuance of Common Shares or other securities (including securities convertible into or exchangeable or exercisable for Common

Shares or other securities) issued as consideration for the acquisition by the Bank of substantially all of the securities, business, properties or other assets of another person or entity which acquisition has been publicly announced prior to the date of this Agreement; (b) the Common Shares to be sold hereunder, (c) the issuance of restricted stock awards, options to acquire shares of Common Shares, or other equity based awards (including shares of Common Shares issuable upon exercise of any such awards) granted pursuant to the LTIP, or the filing of one or more registration statements on Form F-8 with respect to the issuance of securities under such benefit plans in each case where such restricted stock awards, options, or other equity based award vest after the expiration of the Restricted Period, or (d) the issuance of shares of Common Shares upon the exercise of any options or equity based awards under the LTIP.

In addition, each of the directors and officers and certain of the principal shareholders of the Bank have executed “lock-up” letters pursuant to which, until the date that is 90 days following the date of the final prospectus supplement relating to this Offering, they have agreed that they will not, without the consent of the Manager, subject to certain exceptions: (i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Shares, whether now owned or hereafter acquired by them or with respect to which they have or thereafter acquire the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares; or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement. The exceptions include: (a) transfers of the relevant director, officer or shareholder’s Common Shares (i) as a bona fide gift of gifts, (ii) by will or other testamentary document, or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the signatory or the immediate family of the signatory, (iv) to any immediate family member, other dependent or any investment fund or other entity controlled or managed by the signatory, (v) if the signatory is a corporation, partnership, limited liability company, trust or other business entity, (X) transfers to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the signatory or (Y) distributions of the signatory’s Common Shares or any security convertible into or exercisable for Common Shares to limited partners, limited liability company members, stockholders or subsidiaries (or their equivalents under the jurisdiction of organization of the signatory) of the signatory,(vi) if the signatory is a trust, to the beneficiary of such trust, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under exceptions (a)(i) through (vi), (viii) to the Bank or its subsidiaries (A) in the exercise or settlement of outstanding equity-based grants, (B) for the sole purpose of paying the exercise price of stock options or warrants or for paying taxes (including estimated taxes) due as a result of the exercise of such options or warrants or the vesting and settlement of restricted stock, restricted stock units or other equity-based grants pursuant to the LTIP, in each case on a “cashless” or “net exercise” basis, provided (x) that any such Common Shares received upon such exercise, vesting or settlement shall be subject to the terms of the “lock up” letter and (y) if the signatory is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the signatory shall include a statement in such report clearly indicating that (aa) the filing relates to these circumstances and (bb) no Common Shares or other securities were sold by the reporting person or (C) pursuant to a pledge in a bona fide transaction which is outstanding prior to or as of the date of the “lock up” letter to a lender to the signatory and disclosed in writing to the Manager prior to the execution of this letter agreement, (ix) pursuant to tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Bank (unless not consummated) or (x) pursuant to the call or put provisions of existing employment agreements and equity grant documents evidencing equity-based grants, provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate that the reason for such disposition and that such transfer of Common Shares or any securities convertible into or exercisable or exchangeable for such capital stock was solely to the Bank, (b) the establishment of an automatic disposition plan that does not provide for the sale or transfer of Common Shares during the Restricted Period, provided that (I) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment of such plan and (II) any filing required to be made under the Exchange Act in connection with the establishment of such plan shall clearly indicate in the footnotes thereto that the establishment of such plan was pursuant to the circumstances described in this exception, or (c) transfers of Common Shares or other Bank securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to ownership by the signatory of the signatory’s Common Shares. In the case of any transfer or distribution pursuant to exceptions (a)(i) through (vii), (i) such transfer shall not involve a disposition for value and (ii) each transferee, beneficiary, donee, heir or distributee shall execute and deliver to the

Manager a lock-up letter in the same form as the signatory’s; and provided, further, that in the case of any transfer or distribution (other than as a result of the vesting of Common Shares under restricted stock awards) pursuant to exceptions (a)(i) through (viii) and (b), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or Canadian securities laws, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period).

The Bank’s Common Shares are listed and posted for trading on the TSX under the symbol “VB”. The Bank has applied to list the Offered Shares and the Additional Shares on the TSX and has applied to list the Offered Shares, the Additional Shares and its outstanding Common Shares on the Nasdaq under the trading symbol “VBNK”. Listing will be subject to the Bank fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.

The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price, and the compensation realized by the Underwriters pursuant to the Offering will effectively be decreased by the amount that the price paid by purchasers for the Offered Shares is less than the original Offering Price. Any such reduction will not affect the net proceeds of the Offering received by the Bank.

Pursuant to the rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under this Prospectus Supplement, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian regulatory authorities and the TSX including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and market-balancing activities and a bid or purchase made on behalf of a client where the client’s order was not solicited during the period of distribution.

Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or delaying a decline in the market price of the Common Shares while the Offering is in progress. Short sales involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of the Common Shares available for purchase in the open market compared with the price at which they may purchase Common Shares through the Over-Allotment Option. If, following the closing of the Offering, the market price of the Common Shares decreases, the short position created by the over-allocation position in the Common Shares may be filled through purchases in the open market, creating upward pressure on the price of the Common Shares. If, following the closing of the Offering, the market price of Common Shares increases, the over-allocation position in the Common Shares may be filled through the exercise of the Over-Allotment Option.

The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short position would form part of the Underwriters’ over-allocation position. A purchaser who acquires Common Shares forming part of the Underwriters’ over-allocation position resulting from any covered short sales or naked short sales will acquire such Common Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allocation Option or secondary market purchases.

Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that the Bank will arrange for the instant deposit of the Offered Shares by the Underwriters under the book-based system of registration, to be registered to DTC or its nominee and deposited with DTC on the Closing Date, or as otherwise may be agreed to among the Bank and the Underwriters. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased.

Relationship Between the Bank and Certain Underwriters

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Bank. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market colour or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Material U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell, the following is a description of material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of the Offered Shares, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the securities. This discussion applies only to a U.S. Holder that holds the Offered Shares as capital assets for tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	persons holding the Offered Shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Offered Shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirement account” or “Roth IRA”;

•	persons that own or are deemed to own ten percent or more of our voting stock;

•	persons who acquired our shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

•	persons owning shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns the Offered Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning the Offered Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the Offered Shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of the Offered Shares and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of the Offered Shares in their particular circumstances.

Taxation of Distributions

Distributions paid on the Offered Shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of these favorable tax rates on dividends in their particular circumstances. The dividend income will include any amounts withheld by the Bank in respect of Canadian taxes. The dividend will be treated as foreign-source income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Distributions to a U.S. Holder with respect to the Offered Shares may be subject to Canadian non-resident withholding tax. See “Certain Canadian Federal Income Tax Considerations” above. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Canadian income taxes withheld from dividends on the Offered Shares would potentially be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Sale or Other Disposition of the Offered Shares

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of the Offered Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Offered Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the

Ordinary Shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Passive Foreign Investment Company Rules

Based on proposed Treasury regulations (that the Bank is currently permitted to rely on) that treat certain banking income as non-passive, the Bank does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for our current taxable year or in the foreseeable future. However, our PFIC status is an annual factual determination and thus may be subject to change. In addition, there can be no assurance that the proposed Treasury regulations will be finalized in their current form.

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Subject to the proposed Treasury regulations concerning banking income, passive income generally includes dividends, interest, rents, royalties and investment gains. Cash is generally a passive asset for these purposes.

If the Bank were a PFIC for any taxable year during which a U.S. Holder owns the Offered Shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Offered Shares would be allocated ratably over the U.S. Holder’s holding period for the Offered Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Bank became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Offered Shares exceeds 125% of the average of the annual distributions on the Offered Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Offered Shares. U.S. Holders should consult their tax advisers to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain Canadian Federal Income Tax Considerations

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder who acquires as beneficial owner Common Shares pursuant to this Offering and who, for the purposes of the Tax Act and at all relevant times, holds Common Shares as capital property, deals at arm’s length with the Bank and the Underwriters, and is not affiliated with the Bank or the Underwriters (a “Holder”). A Common Share will generally be capital property to a Holder provided the Holder does not acquire or hold or use such Common Share in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary does not apply to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter” or “tax shelter investment” (each, as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (v) who enters into or has entered into a “synthetic disposition arrangement” or a “derivative forward agreement” (as defined in the Tax Act) with respect to the Common Shares; or (vi) that receives dividends on Common Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). Such investors should consult their own tax advisors with respect to an investment in the Common Shares.

This summary is based upon the current provisions of the Tax Act and counsel’s understanding of the current published administrative policies of the Canada Revenue Agency. The summary also takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by way of legislative, judicial or administrative action, decision or interpretation, nor does it address any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Common Shares.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Residents of Canada

The following summary applies to a Holder who, for the purposes of the Tax Act, and at all relevant times, is, or is deemed to be, resident in Canada (“Resident Holder”).

Additional considerations, not discussed herein, may apply to a Resident Holder that is a corporation resident in Canada and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or series of transactions or events that includes the acquisition of Common Shares, controlled by a non-resident corporation or a non-resident person or group of non-resident persons not dealing at arm’s length (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) for purposes of the ”foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Holders should consult their own tax advisors with respect to the consequences of acquiring Common Shares.

A Resident Holder whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, make the irrevocable election pursuant to subsection 39(4) of the Tax Act to have its Common Shares, and every other “Canadian security”, as defined in the Tax Act, owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and advisable in their particular circumstances.

Dividends on Common Shares

Dividends received or deemed to be received on a Common Share held by a Resident Holder who is an individual (including certain trusts) will be included in computing such Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from a “taxable Canadian corporation” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Bank as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Bank to designate dividends as “eligible dividends”. Taxable dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dividends received or deemed to be received on a Common Share by a Resident Holder that is a corporation will be included in computing such Resident Holder’s income for the taxation year in which such dividends are received, but will generally be deductible in computing its taxable income for that taxation year, subject to all relevant restrictions under the Tax Act. In certain circumstances, a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors regarding the application of subsection 55(2) of the Tax Act in respect of their particular circumstances. A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, may be liable to pay an additional tax under Part IV of the Tax Act on dividends received or deemed to be received on Common Shares to the extent such dividends are deductible in computing the Resident Holder’s taxable income. Such additional tax may be refundable in certain circumstances. A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional tax (refundable under certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include dividends to the extent that such dividends are not deductible in computing the Resident Holder’s taxable income for the taxation year. Resident Holders should contact their own tax advisors in this regard.

Dispositions of Common Shares

Generally, on a disposition, or a deemed disposition, of a Common Share a Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Common Share to the Resident Holder immediately before the disposition or deemed disposition. For this purpose, the adjusted cost base to a Resident Holder of a Common Share will be determined at any particular time by averaging the cost of such Common Share with the adjusted cost base of any other Common Shares owned by the Resident Holder as capital property at that time and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of Common Shares will include all amounts paid or payable by the Resident Holder for the Common Shares, subject to certain adjustments under the Tax Act. Such capital gain (or capital loss) will be subject to the treatment described below under “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder for a taxation year must be included in computing the Resident Holder’s income for that taxation year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in that taxation year and allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years. If the Resident Holder is a corporation, the amount of any such capital loss realized on the disposition or deemed disposition of a Common Share may, in certain circumstances, be reduced by the amount of any dividends, received or deemed to be received by the Resident Holder on such Common Share to the extent and in circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly through a partnership or a trust. Resident Holders to whom these rules may be relevant should consult their own tax advisor.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax on certain investment income, including taxable capital gains (but excluding dividends or deemed dividends deductible in computing taxable income). Such additional tax may be refundable in certain circumstances. Resident Holders should contact their own tax advisors in this regard. Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax depending on the Resident Holder’s circumstances. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

The following summary applies to a Holder who, for the purposes of the Tax Act and any relevant income tax treaty or convention, at all relevant times, (i) is not (and is not deemed to be) resident in Canada and (ii) will not use or hold (and will not be deemed to use or hold) the Common Shares in, or in the course of, carrying on a business or part of a business in Canada (a “Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such holders should consult their own tax advisors.

Dividends on Common Shares

Dividends paid or credited, or deemed to be paid or credited, on a Common Share to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a Common Share to a Non-Resident Holder who is a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980) (the “Convention”), beneficially owns the dividend, and is fully entitled to the benefits of the Convention, will generally be reduced to 15% (or 5% in the case of a Non-Resident Holder that is a corporation entitled to full benefits under the Convention beneficially owning at least 10% of the Bank’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard..

Certain entities (including most limited liability companies) that are treated as being fiscally transparent for U.S. federal income tax purposes will not qualify as residents of the United States and therefore will not be entitled to relief from Canadian tax under the provisions of the Convention. However, the Convention allows certain U.S. resident owners of transparent entities to enjoy benefits of the Convention under certain circumstances. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief from Canadian tax under the provisions of the Convention based on their particular circumstances.

 Dispositions of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of a Common Share , nor will capital losses arising from the disposition be recognized under the Tax Act, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a Common Share will not constitute taxable Canadian property of a Non-Resident Holder at any particular time provided that the Common Share is listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSX and the Nasdaq), unless at any time during the 60-month period immediately preceding such time: (i) at least 25% or more of the issued shares of any class or series of the capital stock of the Bank was owned by or belonged to any combination of (A) the Non-Resident Holder, (B) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (C) partnerships in which the Non-Resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Common Share was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) and options in respect of, interests in or for civil law rights in any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may also be deemed to be “taxable Canadian property” in certain circumstances. Non-Resident Holders for whom a Common Share is, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act or pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under

“Dispositions of Common Shares” and “Taxation of Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Such Non-Resident Holders should consult their own tax advisors.

Risk Factors

An investment in the Offered Shares involves risks. Before purchasing the Offered Shares, prospective investors should carefully consider the information contained in, or incorporated by reference into, this Prospectus Supplement and the Shelf Prospectus, including, without limitation, the risk factors identified in our Annual MD&A incorporated by reference into this Prospectus Supplement and under “Risk Factors” in our Annual Information Form also incorporated by reference herein. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Offered Shares could be materially adversely affected.

Risks Relating to Our Business

The Bank recognizes that risk is present in all business activities and that the successful management of risk is a critical factor in maximizing shareholder value. As such, the Bank has developed and continues to enhance an Enterprise Risk Management (“ERM”) Program to identify, evaluate, treat, report on, and monitor the risks that impact the Bank. For further information concerning the ERM Program and the Bank’s risk appetite statement, as well as steps taken to mitigate risks, please see the information set forth under the heading “Enterprise Risk Management” in the Annual MD&A.

The impact of COVID-19 has resulted in significant, personal and economic disruption globally. Should the COVID-19 pandemic continue to worsen, in terms of higher infection and/or mortality rates, and further, negatively impact the Canadian economy, the Bank’s revenue and earnings could be adversely affected.

Pandemics, epidemics or outbreaks of an infectious disease in Canada or worldwide could have an adverse impact on the Bank’s results, business, financial condition or liquidity, and could result in changes to the way the Bank operates. On March 11, 2020, the World Health Organization declared the outbreak of a strain of novel coronavirus disease, COVID-19, a global pandemic. In response, worldwide emergency measures were taken to combat the spread of the virus, including the imposition of travel restrictions, business closure orders, and regional quarantines and physical distancing requirements. We cannot predict future legal and regulatory responses to concerns about the COVID-19 pandemic or actions taken globally in response to it. We also cannot estimate the full extent to which the crisis has caused or will continue to cause certain risks to our business, including those described herein, to be heightened or to materialize.

In recent months, there has been increased availability and administration of vaccines against COVID-19, as well as an easing of restrictions on social, business, travel, and government activities and functions. However, even with increases in the global supply and uptake of vaccines aimed at combating COVID-19, local or regional resurgences continue, as well as the outbreak of mutated variations of the initial COVID-19 virus. In response, governments have continued to apply a variety of measures to concurrently mitigate further strains on public health systems and help stabilize economies. As a result, it is difficult to predict how significant the longer-term impacts of the COVID-19 pandemic, including any responses to it, will be on the global economy and our business.

The COVID-19 pandemic has and continues to adversely affect the Bank’s business and some of its clients, and its severity and scale pose ongoing risks to the global economy. The extent to which the COVID-19 pandemic continues to impact the Bank’s results, business, financial condition or liquidity will depend on future developments in Canada, the U.S. and globally, including the development and widespread availability of efficient and accurate testing, treatment options, and the continued effectiveness and availability of vaccines.

If the pandemic is further prolonged including through subsequent waves or new variants, the adverse impact on the economy could worsen. The Bank would expect this to have adverse effects on its business and results of operations, including decreased demand for products and services; increased vulnerability of the Bank’s customer to negative or unexpected events; increased loan delinquencies; increased risk of impairment recognition on securities or other assets and potential reductions in income; increased non-interest expenses; downgrades to credit ratings; and higher credit losses due to deterioration in the financial condition of borrowers, which may necessitate further increases in provision for credit losses and net charge-offs. The Bank’s liquidity and/or capital could also be adversely impacted by customers’ withdrawal of deposits; difficulty in accessing liquidity at reasonable cost through the Bank’s funding programs; volatility in financial markets; adverse risk migration; and increased customer draws on lines of credit. In addition, actual stress levels experienced by the Bank’s borrowers may differ from assumptions incorporated in estimates or models used by the Bank during or prior to the pandemic. As the impacts of the COVID-19 pandemic continue to materialize, the effects of the disruption on the Bank’s business strategies and initiatives have been and may continue to be adversely impacted.

Governmental and regulatory authorities have implemented, and are continuing to implement, significant measures to provide economic assistance to individual households and businesses, stabilize the financial markets, and support economic growth. While, in the short-term, these measures mitigated some effects of the crisis, over the long-term, they may not be sufficient to fully offset its negative impact or avert continued recessionary conditions. In addition, upon cessation of the measures that remain in place, the Bank may see an increase in borrower delinquencies or impairments, which could negatively impact its business, financial condition, liquidity and results of operations. Finally, it is unclear what impact, if any, the cost of implementing these programs will have on future fiscal, tax and regulatory policy, and the implications this may have for the Bank, its customers, and the financial services industry.

The pandemic has created additional operational and compliance risks, including the need to quickly implement and execute new programs and procedures for the Bank’s products and services; provide enhanced safety measures for its employees and customers; comply with rapidly changing regulatory guidance; address the risk and increased incidence of, attempted fraudulent activity and cybersecurity threat behaviour; and protect the integrity and functionality of the Bank’s systems, networks, and data as a larger number of employees work remotely. The Bank is also exposed to human capital risks due to issues related to health and safety matters, and other environmental stressors as a result of measures implemented in response to the COVID-19 pandemic, as well as the potential for a significant proportion of the Bank’s employees, including key executives, to be unable to work effectively, because of illness, quarantines, sheltering-in-place arrangements, government actions or other restrictions in connection with the pandemic. The Bank also faces increased risk as a result of its reliance on third parties to support its businesses. Just as the Bank is subject to additional operational and compliance risks, including those listed above, its suppliers may be exposed to similar and other risks which could in turn impact the Bank’s operations.

The COVID-19 pandemic has and may continue to result in disruptions to the way in which the Bank conducts business, work from home arrangements for certain or significant portion of staff, higher volumes of customer requests, as well as disruptions to key suppliers of the Bank’s goods and services, which have adversely impacted, and may continue to adversely impact, the Bank’s business operations and the quality and continuity of service it provides to customers. In addition, consumer behaviour has changed during the COVID-19 pandemic (and may remain so changed even if economic conditions rebound and COVID-19 restrictions are lifted), and it is unclear how the macroeconomic and business environment, societal and business norms, and fiscal, tax and regulatory policy may change after the pandemic. Such developments could have an adverse impact on the Bank’s results of operations and financial condition, including making the Bank’s longer-term business, balance sheet and budget planning more difficult or costly. The Bank may also experience increased or different competitive and other challenges. To the extent that the Bank is not able to adapt or compete effectively, it could experience loss of business and its results of operations and financial condition could suffer.

The Bank may be criticized or face increased risk of litigation and governmental and regulatory scrutiny, client disputes, negative publicity, or exposure to litigation (including class actions, or regulatory and government actions and proceedings) as a result of the effects of the COVID-19 pandemic on market and economic conditions, including as a result of the Bank’s participation (directly or on behalf of customers and clients) in governmental assistance programs, the Bank’s deferral and other types of customer assistance programs, and the impact or effectiveness of the Bank’s health and safety measures on its customers and employees. These risks could increase the Bank’s operational, legal and compliance costs and damage its reputation.

The COVID-19 pandemic has resulted in an increase, and may result in further increases, in certain of the risks outlined in the “—Risks Relating to Our Business,” including the Bank’s top and emerging, strategic, credit, market, operational, model, insurance, liquidity, capital adequacy, legal, regulatory compliance, and reputational risks.

The Bank’s financial performance is influenced by its ability to execute strategic plans developed by management. If these strategic plans do not meet with success or there is a change in the Bank’s strategic plans, the Bank’s earnings could grow at a slower pace or decline.

The Bank has a number of strategies and priorities, which may include large scale strategic or regulatory initiatives that are at various stages of development or implementation. Examples include organic growth strategies, new acquisitions, integration of recently acquired businesses, projects to meet new regulatory requirements, new platforms and new technology or enhancement to existing technology. Risk can be elevated due to the size, scope, velocity, interdependency, and complexity of projects, the limited timeframes to complete the projects, and competing priorities for limited specialized resources.

The Bank regularly explores opportunities to acquire companies, or businesses, directly or indirectly through the acquisition strategies of its subsidiaries. In respect of acquisitions, the Bank undertakes transaction assessments and due diligence before completing a merger or an acquisition and closely monitors integration activities and performance post acquisition. However, the Bank’s ability to successfully complete an acquisition is often subject to regulatory and other approvals, and the Bank cannot be certain when or if, or on what terms and conditions, any required approvals will be granted.

In general, while significant management attention is placed on the governance, oversight, methodology, tools, and resources needed to manage the Bank’s priorities and strategies, the Bank’s ability to execute on them is dependent on a number of assumptions and factors. There is no assurance that the Bank will achieve its financial or strategic objectives, including anticipated cost savings or revenue synergies following acquisition and integration activities. In addition, from time to time, the Bank may invest in companies without taking a controlling position in those companies, which may subject the Bank to the operating and financial risks of those companies’ businesses, the risk that the relevant company may make business, financial or management decisions that the Bank does not agree with, and the risk that the Bank may have differing objectives than the companies in which the Bank has interests.

If any of the Bank’s acquisitions, strategic plans or priorities are not successfully executed, or do not achieve their financial or strategic objectives, there could be an impact on the Bank’s operations and financial performance and the Bank’s earnings could grow more slowly or decline.

Changes in laws and regulations, including how they are interpreted and enforced, could adversely affect the Bank’s earnings by allowing more competition in the marketplace and by increasing the costs of compliance. In addition, any failure to comply with laws and regulations could adversely affect the Bank’s reputation and earnings.

The financial services industry is highly regulated. The Bank’s operations, profitability and reputation could be adversely affected by the introduction of new laws and regulations, changes to interpretation or application of current laws and regulations, and issuance of judicial decisions. Adverse effects could also result from the fiscal, economic, and monetary policies of various central banks, regulatory agencies and governments in Canada, and changes in the interpretation or implementation of those policies. Such adverse effects may include incurring additional costs and resources to address initial and ongoing compliance; limiting the types or nature of products and services the Bank can provide and fees it can charge; unfavourably impacting the pricing and delivery of products and services the Bank provides; increasing the ability of new and existing competitors to compete on the basis of pricing, products and services; and increasing risks associated with potential non-compliance. In addition to the adverse impacts described above, the Bank’s failure to comply with applicable laws and regulations could result in sanctions and financial penalties that could adversely impact its earnings and its operations and damage its reputation.

The global anti-money laundering and economic sanctions landscape continues to experience regulatory change, with significant, complex new laws and regulations that have, or are anticipated to come into force in the short and medium-term in many of the jurisdictions in which the Bank operates.

In addition, the global data and privacy landscape has and continues to experience regulatory change, with significant new and amendments to existing legislation anticipated in some of the jurisdictions in which the Bank does business.

Continued changes in the financial accounting and reporting standards that govern the preparation of the Bank’s financial statements can be significant and may materially impact how the Bank records its financial position and its results of operations. Where the Bank is required to retroactively apply a new or revised standard, it may be required to restate prior period financial results.

The Bank’s accounting policies and estimates are essential to understanding its results of operations and financial condition. Some of the Bank’s policies require subjective, complex judgments and estimates as they relate to matters that are inherently uncertain. Changes in these judgments or estimates and changes to accounting standards and policies could have a materially adverse impact on the Bank’s consolidated financial statements, and its reputation. The Bank has established procedures designed to ensure that accounting policies are applied consistently and that the processes for changing methodologies, determining estimates and adopting new accounting standards are controlled and occur in an appropriate and systematic manner. Significant accounting policies as well as current and future changes in accounting policies are described in Note 2 and Note 4, respectively, and significant accounting judgments, estimates, and assumptions are described in Note 3 of the Annual Financial Statements. Significant accounting policies and future accounting changes updated or incorporated in fiscal year 2021 are disclosed in note 3 of the Interim Financial Statements.

The level of competition among financial institutions is high and non-financial companies and government entities are increasingly offering services typically provided by banks. This could have an effect on the pricing of the Bank’s deposits and its lending products and together with loss of market share, could adversely affect the Bank’s earnings.

The Bank operates in a highly competitive industry and its performance is impacted by the level of competition. Customer retention and acquisition can be influenced by many factors, including the Bank’s reputation as well as the pricing, market differentiation, and overall customer experience of the Bank’s products and services.

Enhanced competition from incumbents and new entrants may impact the Bank’s pricing of products and services and may cause it to lose revenue and/or market share. Increased competition requires the Bank to make additional short and long-term investments to remain competitive and continue delivering differentiated value to its customers, which may increase expenses. In addition, the Bank operates in environments where laws and regulations that apply to it may not universally apply to its current and emerging competitors, which could include non-traditional providers (such as Fintech, big technology competitors) of financial products and services. Non-depository or non-financial institutions are often able to offer products and services that were traditionally banking products and compete with banks in offering digital financial solutions (primarily mobile or web-based services), without facing the same regulatory requirements or oversight. These competitors may also operate at much lower costs relative to revenue or balances than traditional banks. These third parties can seek to acquire customer relationships, react quickly to changes in consumer attitudes, and disintermediate customers from their primary financial institution, which can also increase fraud and privacy risks for customers and financial institutions in general. The nature of disruption is such that it can be difficult to anticipate and/or respond to adequately or quickly, representing inherent risks to certain Bank businesses, including payments. As such, this type of competition could also adversely impact the Bank’s earnings. To mitigate these effects and identify how the changing landscape can enhance the Bank’s value proposition, including delivering new revenue streams for the Bank and greater value for customers, stakeholders across each of the Bank’s business segments seek to understand and leverage emerging technologies and trends together with how they impact consumer behaviour patterns. This includes monitoring the competitive environment in which the Bank operates and reviewing or amending its customer acquisition, management, and retention strategies as appropriate and building optionality and flexibility in the operating environment and into the products and services offered to keep pace with evolving customer expectations. However, there is no assurance that these activities will mitigate these effects and risks. The Bank is committed to investing in differentiated and personalized experiences for its customers, putting a particular emphasis on mobile technologies, enabling customers to transact seamlessly across their preferred channels.

The Bank is also advancing artificial intelligence (“AI”) capabilities, to help further inform the Bank’s business decisions and risk management practices. While the Bank is seeking to drive adoption and use of AI in a responsible way, there is no assurance that AI will appropriately or sufficiently replicate certain outcomes or accurately predict future events or exposures.

The Bank is also looking at emerging trends, some accelerated by the disruption caused by the COVID-19 pandemic, that may disrupt traditional interfaces, interaction preferences, or customer expectations. The Bank considers various options to accelerate innovation, including making strategic investments in innovative companies, exploring partnership opportunities, and experimenting with new technologies and concepts internally, but there can be no assurance that these investments and activities will be successful. Legislative or regulatory action relating to such new technologies could emerge and continue to evolve, potentially increasing compliance costs and risks, all of which could adversely impact the Bank’s financial condition.

The Bank’s earnings are significantly affected by changes in general business and economic conditions in the regions in which it operates.

The Bank and its customers operate primarily in Canada. The Bank’s earnings are significantly affected by the general business and economic conditions in these regions. These conditions include financial market stability, interest rates, foreign exchange rates, changing global commodity prices, business investment, government spending and stimulation initiatives, consumer spending, and the rate of inflation can affect the business and economic environments in each geographic region in which the Bank operates. Therefore, the amount of business that the Bank conducts in a specific geographic region may have an effect on the Bank’s overall revenues and earnings. Management regularly monitors the macroeconomic environment and incorporates potential material changes into business plans, strategies and stress tests.

The value of the Offered Shares may be affected by market value fluctuations resulting from factors which influence the Bank’s operations, including regulatory developments, competition and global market activity.

Financial markets’ expectations about inflation and central bank monetary policy have an impact on the level of interest rates, and fluctuations in interest rates that result from these changes could have an impact on the regions in which the Bank operates, and further, could have an impact on the Bank’s earnings.

Foreign exchange rate, interest rate and credit spread movements in Canada impact the Bank’s financial position and its future earnings. Changes in the value of the Canadian dollar relative to the Global foreign exchange rates may also affect the earnings of the Bank’s small business, commercial, and corporate clients. A change in the level of interest rates, negative interest rates or a prolonged low interest rate environment affects the interest spread between the Bank’s deposits and other liabilities and its loans and, as a result, impacts the Bank’s net interest income. A change in the level of credit spreads affects the relative valuation of assets and liabilities, and as a result, impacts the Bank’s earnings. The Bank manages its structural foreign exchange rate risk, interest rate risk and credit spread risk exposures in accordance with its ERM Program and risk management policies established by its risk committee.

The Bank’s liquidity could be impaired by an inability to access short-term funding, including brokered deposits, or an unforeseen outflow of cash.

The Bank raises its deposits primarily through a network of independent deposit brokers across Canada. While the Bank mitigates this risk by establishing and maintaining good working and mutually beneficial relationships with a diverse group of deposit brokers so as not to become overly reliant on any single deposit broker, the failure by the Bank to secure sufficient deposits from its broker network could negatively impact its financial condition and operating results.

When volatility or disruptions occur in the wholesale funding markets, the Bank’s ability to access short-term liquidity could be materially impaired. In addition, other factors outside of the Bank’s control, such as a general market disruption or an operational problem that affects third parties, could impair the Bank’s ability to access short-term funding or create an unforeseen outflow of cash due to, among other factors, draws on unfunded commitments or deposit attrition. The Bank’s inability to access short-term funding or capital markets could constrain the Bank’s ability to make new loans or meet existing lending commitments and could ultimately jeopardize the Bank’s overall liquidity and capitalization.

The Bank is highly dependent upon information technology and supporting infrastructure such as data and network access. Disruptions in information technology and infrastructure, whether attributed to internal or external factors, and including potential disruptions in services provided by various third parties, could adversely affect the ability of the Bank to conduct regular business and/or to deliver products and services to its clients.

Technology and cybersecurity risks for financial institutions like the Bank have increased in recent years. This is due, in part, to the proliferation, sophistication and constant evolution of new technologies and attack methodologies used by sociopolitical entities, organized criminals, malicious insiders, service providers, nation states, hackers and other internal or external parties. The increased risks are also a factor of the Bank’s size and scale of operations, geographic footprint, the complexity of its technology infrastructure, and the Bank’s use of internet and telecommunications technologies to conduct financial transactions, such as its continued development of mobile and internet banking platforms as well as opportunistic threats by actors seeking to exploit the recent COVID-19 pandemic via phishing campaigns and cyber espionage.

The Bank’s technologies, systems and networks, and those of the Bank’s customers (including their own devices) and third parties providing services to the Bank, continue to be subject to cyber-attacks, and may be subject to disruption of services, data security or other breaches (including loss or exposure of confidential information, including the personal information of customers or employees), identity theft and corporate espionage or other compromises. The Bank’s use of third-party service providers, which are subject to these potential compromises, increases the Bank’s risk of potential attack, breach or disruption as the Bank has less extensive, immediate or continuous oversight over their technology infrastructure or information security.

Although the Bank has not experienced any material financial losses relating to technology failure, cyber-attacks or data security or other breaches, there is no assurance that the Bank will not experience loss or damage in the future. These may include cyber-attacks such as targeted and automated online attacks on banking systems and applications, introduction of malicious software, denial of service attacks, malicious insider or service provider exfiltrating data and phishing attacks, any of which could result in the fraudulent use, unauthorized access or disclosure or theft of data or customer or Bank funds. These may also include attempts by employees, agents or third-party service providers of the Bank to access or disclose sensitive information or other data of the Bank, its customers or its employees. Attempts to illicitly or misleadingly induce employees, customers, third-party service providers or other users of the Bank’s systems will likely continue, in an effort to obtain sensitive information and gain access to the Bank’s or its customers’ or employees’ data or customer or Bank funds. In addition, the Bank’s customers often use their own devices, such as computers, smartphones and tablets, which limits the Bank’s ability to mitigate certain risks introduced through these personal devices. The Bank actively monitors, manages and continues to enhance its ability to mitigate these technology and cybersecurity risks through enterprise-wide programs, using industry accepted practices and industry accepted threat and vulnerability assessments and responses. Nonetheless, there can be no assurance that these programs, assessments and responses will mitigate all risks, or that the Bank will not experience loss or damage arising from technology or cybersecurity threats.

The Bank continues to monitor and make strategic investments to mature its cyber defenses in accordance with industry accepted standards and practices, including recent practices implemented in response to threats prompted by the COVID-19 pandemic, to enable rapid detection and response to internal and external cyber incidents and unauthorized access or exfiltration of the Bank’s data. The adoption of certain technologies, such as cloud computing, artificial intelligence, machine learning, robotics and process automation call for continued focus and investment to manage the Bank’s risks effectively. It is possible that the Bank, or those with whom the Bank does business, may not anticipate or implement effective measures against all such cyber and technology-related risks, particularly because the tactics, techniques and procedures used change frequently and risks can originate from a wide variety of sources that have also become increasingly sophisticated. Furthermore, the Bank’s cyber insurance purchased to mitigate risk may not be sufficient to cover all financial losses. As such, with any cyber-attack, disruption of services, data, security or other breaches (including loss or exposure of confidential information), identity theft, corporate espionage or other compromise of technology or information systems, hardware or related processes, or any significant issues caused by weakness in information technology infrastructure and systems, the Bank may experience, among other things, financial loss; a loss of customers or business opportunities; disruption to operations; misappropriation or unauthorized release of confidential, financial or personal information; damage to computers or systems of the Bank and those of its customers and counterparties; violations of applicable privacy and other laws; litigation; regulatory penalties or intervention, remediation, investigation or restoration cost; increased costs to maintain and update the Bank’s operational and security systems and infrastructure; and reputational damage. If the Bank were to experience such an incident, it may take a significant amount of time and resources to investigate the incident to obtain full and reliable information necessary to assess the impact. The Bank’s owned and operated applications, processes, products and services could be subject to failures or disruptions as a result of human error, natural disasters, utility disruptions, pandemics or other public health emergencies, malicious insiders, cyber-attacks or other criminal or terrorist acts, or non-compliance with regulations, which may materially adversely impact the Bank’s operations. Such adverse effects could limit the Bank’s ability to deliver products and services to customers, and/or damage the Bank’s reputation, which in turn could lead to disruptions to its businesses and financial loss.

Failure to comply with evolving data privacy and data security laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could have a material adverse effect on our business.

Privacy and data security have become significant issues in Canada, the United States, Europe and in many other jurisdictions where we conduct our operations. Our collection, processing, distribution, and storage of personal information is subject to a variety of laws and regulations, which could limit the way we market and provide our products and services. Compliance with these privacy and data security requirements is rigorous and time-intensive and may increase our cost of doing business and, despite these efforts, there is a risk that we fail to comply and may become subject to government enforcement actions, fines and penalties, litigation and reputational harm, which could materially and adversely affect our business, financial condition and results of operations. In addition, the regulatory framework for the handling of personal and confidential information is rapidly evolving and is likely to remain uncertain for the foreseeable future as new privacy laws are being enacted globally and existing laws are being updated and strengthened.

We cannot yet fully determine the impact these or future laws, rules, and regulations concerning data privacy and security may have on our business or operations. These laws, rules and regulations may be inconsistent from one jurisdiction to another, subject to differing interpretations and may be interpreted to conflict with our practices. Additionally, we may be bound by contractual requirements applicable to our collection, use, processing and disclosure of various types of data, including personal information, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. Compliance with privacy and data security laws and regulations could require us to take on more onerous obligations in our contracts and restrict our ability to collect, use and disclose data. Because the interpretation and application of data protection laws, regulations, standards and other obligations are still uncertain, and often contradictory and in flux, it is possible that the scope and requirements of these laws may be interpreted and applied in a manner that is inconsistent with our practices and our efforts to comply with the evolving data protection rules may be unsuccessful. Failure to comply with privacy and data security laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could negatively affect our results of operations and business. Claims that we have violated individuals’ privacy rights, failed to comply with privacy and data security laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could increase our operation costs, impact our financial performance and materially adversely affect our business and results of operation.

We may not be able to maintain adequate capital or liquidity levels, which could have a negative impact on our financial results and our ability to return capital to our stockholders.

Financial institutions are subject to extensive and complex capital and liquidity requirements. These requirements affect our ability to lend, grow deposit balances, make acquisitions and make most capital distributions. Failure to maintain adequate capital or liquidity levels, whether due to adverse developments in our business or the economy or to changes in the applicable requirements, could subject us to a variety of remedies available to our regulators. These include limitations on the ability to pay dividends, repurchase shares and the issuance of a capital directive to increase capital. Such limitations could have a material adverse effect on our business and results of operations.

We may experience increased delinquencies, credit losses, inaccurate estimates and inadequate reserves.

Like other lenders, we face the risk that our customers will not repay their loans. A customer’s ability and willingness to repay us can be adversely affected by increases in their payment obligations to other lenders, whether as a result of higher debt levels or rising interest rates, by restricted availability of credit generally, or by the revenue and income of the borrower. We may fail to quickly identify and reduce our exposure to customers that are likely to default on their payment obligations, whether by closing credit lines or restricting authorizations. Our ability to manage credit risk also is affected by legal or regulatory changes (such as restrictions on collections, bankruptcy laws, minimum payment regulations and re-age guidance), competitors’ actions and consumer behavior, and depends on the effectiveness of our collections staff, techniques and models.

Rising losses or leading indicators of rising losses (such as higher delinquencies, higher rates of nonperforming loans, higher bankruptcy rates, lower collateral values, elevated unemployment rates or changing market terms) may require us to increase our allowance for credit losses, which may degrade our profitability if we are unable to raise revenue or reduce costs to compensate for higher losses.

There are risks resulting from the extensive use of models in our business.

We rely on quantitative models to measure risks and to estimate many financial values. We use models throughout much of our business, relying on them for much of our decision making. Examples of areas we use models include determining the pricing of various products, grading loans and extending credit, measuring interest rate and other market risks, predicting or estimating losses, assessing capital adequacy, and calculating economic and regulatory capital levels. We also use models to estimate the value of financial instruments and balance sheet items.

Models generally evaluate the performance of various factors under anticipated future conditions, relying on historical data to help build the model and in part on assumptions as to the future, often with respect to macro-economic conditions, in order to generate the output. Poorly designed or implemented models, including in the choice of relevant historical data or future-looking assumptions, present the risk that our business decisions based on information incorporating model output will be adversely affected due to the inadequacy of that information. Also, information we provide to the public or to our regulators based on poorly designed or implemented models could be inaccurate or misleading. Some of the decisions that our regulators make, including those related to capital distributions to our shareholders, would likely be affected adversely if they perceive that the quality of the relevant models used is insufficient.

We are at risk for an adverse impact on our business due to damage to our reputation.

Our ability to compete effectively, to attract and retain customers and employees, and to grow our business is dependent on maintaining our reputation and having the trust of our customers and employees. Many types of developments, if publicized, can negatively impact a company’s reputation with adverse consequences to its business.

Financial services companies are highly vulnerable to reputational damage when they are found to have harmed customers, particularly retail customers, through conduct that is seen as illegal, unfair, deceptive, abusive, manipulative or otherwise wrongful. There also may be reputational damage from human error or systems failures viewed as having harmed customers but not involving misconduct, including negative perceptions regarding our ability to maintain the security of our technology systems and protect client data. The reputational impact is likely greater to the extent that the bad conduct, error or failure are pervasive, long-standing or affect a significant number of customers, particularly retail consumers. The negative impact of such reputational damage on our business may be disproportionate to the actual harm caused to customers. It may be severe even if we fully remediate any harm suffered by our customers. In addition, we could suffer reputational harm and a loss of customer trust as a result of conduct of others in the industry even where we have not engaged in the conduct. We use third parties to help in many aspects of our business, with the risk that their conduct can affect our reputation regardless of the degree to which we are responsible for it.

To an increasing extent, financial services companies, including the Bank, are facing criticism from social and environmental activists, with accompanying reputational risk. Activists target companies in our industry for engaging in business with specific customers or with customers in particular industries, where the customers’ activities, even if legal, are perceived as having harmful impacts on matters such as environment, consumer health and safety, or society at large. The speed with which information now moves through social media and non-mainstream news sources on the internet means that negative information about the Bank can rapidly have a broadly adverse impact on our reputation. This is true whether or not the information is accurate. Once information has gone viral, it can be hard to counter it effectively, either by correcting inaccuracies or communicating remedial steps taken for actual issues. The potential impact of negative information going viral means that material reputational harm can result from a single discrete or isolated incident.

We are also subject to the risk of reputational harm resulting from conduct of persons identified as our employees but acting outside of the scope of their employment, including through their activities on personal social media.

We depend on the effectiveness and integrity of employees, and the systems and controls for which they are responsible, to manage operational risks.

We offer a variety of products and services to a broad and diverse group of customers. We rely on our employees to design, manage, and operate our systems and controls to assure that we properly enter into, record and manage processes, transactions and other relationships with customers, suppliers and other parties with whom we do business. In some cases, we rely on employees of third parties to perform these tasks. We also depend on employees and the systems and controls for which they are responsible to assure that we identify and mitigate the risks that are inherent in our relationships and activities. These concerns are increased when we change processes or procedures, introduce new products or services, or implement new technologies, as we may fail to adequately identify or manage operational risks resulting from such changes.

As a result of our necessary reliance on employees, whether ours or those of third parties, to perform these tasks and manage resulting risks, we are thus subject to human vulnerabilities. These range from innocent human error to misconduct or malfeasance, potentially leading to operational breakdowns or other failures. Our controls may not be adequate to prevent problems resulting from human involvement in our business, including risks associated with the design, operation and monitoring of automated systems. We may also fail to adequately develop a culture of risk management among our employees.

Errors by our employees or others responsible for systems and controls on which we depend and any resulting failures of those systems and controls could result in significant harm to the Bank. This could include customer remediation costs, regulatory fines or penalties, litigation or enforcement actions, or limitations on our business activities. We could also suffer damage to our reputation, as described under “We are at risk for an adverse impact on our business due to damage to our reputation”.

We use automation, machine learning, artificial intelligence and robotic process automation tools to help reduce some risks of human error. Nonetheless, we continue to rely on many manual processes to conduct our business and manage our risks. In addition, use of automation tools does not eliminate the need for effective design and monitoring of their operation to make sure they operate as intended. Enhanced use of automation may present its own risks. These tools are dependent on the quality of the data used by the tool to learn and enhance the process for which it is responsible. Not only bad or missing data but also anomalous data can adversely affect the functioning of such tools. It is possible that humans in some cases are better able than highly automated tools to identify that anomalous data is being used or that results are themselves anomalous.

We may be unable to attract, develop, and retain key talent.

The Bank’s future performance is dependent on the availability of qualified talent and the Bank’s ability to attract, develop, and retain it. The Bank’s management understands that the competition for talent continues to increase across geographies, industries, and emerging capabilities across a number of sectors including financial services. As a result, the Bank undertakes an annual talent review process to assess critical capability requirements for all areas of the business. Through this process, an assessment of current executive leadership, technical and core capabilities, as well as talent development opportunities is completed against both near term and future business needs. The outcomes from the process inform plans at both the enterprise and business level to retain, develop, or acquire the talent which are then actioned throughout the course of the year. Although it is the goal of the Bank’s management resource policies and practices to attract, develop, and retain key talent employed by the Bank or an entity acquired by the Bank, there is no assurance that the Bank will be able to do so which could adversely impact the Bank’s reputation and financial condition. The Bank continues to rely on the Bank’s annual talent review program as well as the Bank’s regular, effective management practices to proactively assess and address retention and recruitment risk and emphasize ongoing communication with talent to ensure appropriate responses on a case-by-case basis.

We are highly dependent on our executive management and other key employees.

We rely heavily on our executive management and key employees for our successful operation. Our business could be materially adversely affected if a number of our executive management team and other key personnel were to leave us.

Our business may be adversely affected if we are unable to adequately establish, maintain, protect and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of such rights.

Our intellectual property, including our trademarks, software and platform, is important to our business. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products and services or using similar brands, potentially resulting in the loss of our competitive advantage and a decrease in our revenue, which would adversely affect our business prospects, financial condition and results of operations. Our success depends in part on our ability to protect our proprietary rights and intellectual property. We rely on a combination of intellectual property rights, such as trademarks, trade secrets (including know-how), patents and copyrights, in addition to confidentiality provisions to establish, maintain, protect and enforce our proprietary rights. While we generally enter into confidentiality agreements with our employees and third parties to protect our trade secrets, know-how, business strategy and other proprietary information, such confidentiality agreements could be breached or otherwise may not provide meaningful protection for our trade secrets, know-how and other confidential information. Similarly, while we seek to enter into agreements with all of our employees who develop intellectual property during their employment to assign the rights in such intellectual property to us, we may fail to enter into such agreements with all relevant employees, such agreements may be breached or may not be self-executing, and we may be subject to claims that such employees misappropriated relevant rights from their previous employers. Accordingly, we cannot guarantee that the steps we have taken to protect our intellectual property will be adequate to prevent infringement of our rights or misappropriation of our technology, trade secrets or know-how. For example, effective protection may be unavailable or limited in some of the countries in which we operate. Furthermore, intellectual property laws and our procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated.

If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. Our efforts to protect these rights may be insufficient or ineffective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. Other parties may also independently develop technologies, products and services that are substantially similar or superior to ours. We also may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. If it became necessary for us to resort to litigation to protect our intellectual property rights, any proceedings could be burdensome and costly, and we may not prevail. Further, adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets. If we fail to successfully obtain, maintain and enforce our intellectual property rights, our competitive position could suffer, which could harm our business, financial condition, results of operations and cash flows.

Our business may be adversely affected by the impact of environmental and social issues.

Environmental and social risk is the potential for loss of strategic, financial, operational, legal or reputational value resulting from the impact of environmental and social issues or concerns, including climate change, within the scope of short-term and long-term cycles. The Bank is exposed to environmental and social risks both through its businesses and operations and through its clients and customers. Environmental and social risks may lead to potential losses, resulting from the Bank’s direct and indirect impact on the environment and society, and impact of environmental and social issues on the Bank.

Direct risks are associated with the ownership and operation of the Bank’s businesses, which include management and operation of company-owned or managed real estate, business operations, and associated services. Acute physical climate risks as a result of the increased severity of extreme weather events such as hurricanes, wildfires and floods, could result in operational risks for the Bank through business disruptions and financial losses.

Indirect risks are associated with environmental and societal issues, perceptions and developments that may have an impact on the Bank’s customers and clients to whom the Bank provides financial services or in which the Bank invests.

Climate change and events such as pandemics and social unrest could result in strategic and credit risks for the Bank by impacting its customers’ earnings and losses, and the Bank’s action or inaction, response and disclosure on these matters can also give rise to legal and reputational risks for the Bank.

The Bank’s board of directors considers environmental and social risks, which are managed at the business segment level across the enterprise. Additionally, emerging social risks are considered through governance forums, including the Risk Oversight Committee and the Conduct Review, Governance and Human Resource Committee.

Climate risk has emerged as an environmental risk for the Bank. Both physical and transition risks could result in strategic, credit, operational, legal, and reputational risks for the Bank and its clients in climate sensitive sectors. The Bank supports Canada’s objectives to meet the goals of the Paris Agreement and recognizes the Bank’s responsibility to contribute by integrating climate considerations across its business. The Bank continues to monitor industry and regulatory developments and assess the potential impacts of climate change and related risks on its operations, lending portfolios, investments, and businesses.

Risks Relating to the Offering

Our management will have broad discretion in the application of the net proceeds of the Offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from the Offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, a purchaser of Common Shares will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this Offering in ways that our shareholders might not desire, that might not yield a favourable return and that might not increase the value of a purchaser’s investment. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. Notably, we may make acquisitions and investments that could divert management’s attention, result in operating difficulties and dilution to our shareholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position, and involve other risks and uncertainties outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. Pending their use, we may invest the net proceeds of the Offering in a manner that does not produce income or that loses value.

There is no public trading market in the United States for our Common Shares and we do not know whether a robust market for the Common Shares will develop to provide you with adequate liquidity.

Our Common Shares are currently listed on the TSX. Prior to this Offering, there has been no public market for our Common Shares in the United States. If a robust trading market does not develop in the United States subsequent to the Offering, you may have difficulty selling any of the Common Shares that you buy over a U.S. exchange. We cannot predict the extent to which investor interest in the Bank will lead to the development of a robust trading market on the Nasdaq or otherwise, or how liquid that market might become. The price of the Common Shares in this Offering may not be indicative of prices that will prevail in the United States trading market or otherwise following the Offering. Listing of our Common Shares on the Nasdaq in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.

The market price of our Common Shares may be volatile and your investment could suffer or decline in value.

The market price of our Common Shares has fluctuated in the past and we expect it to fluctuate in the future, and it may decline below the Offering Price. Some of the factors that may cause the market price of our Common Shares to fluctuate include: volatility in the market price and trading volume of comparable companies; actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts; adverse market reaction to any indebtedness we may incur or securities we may issue in the future; short sales, hedging and other derivative transactions in our Common Shares; litigation or regulatory action against us; investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with applicable securities regulators, including our financial statements; publication of research reports or news stories about us, our competitors or our industry; positive or negative recommendations or withdrawal of research coverage by securities analysts; changes in general political, economic, industry and market conditions and trends, including as a result of the COVID-19 pandemic and the market reaction thereto; sales of our Common Shares by existing shareholders; recruitment or departure of key personnel; significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and the other risk factors described in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein.

Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in our Common Shares by those institutions, which could materially adversely affect the trading price of our Common Shares.

 In addition, broad market and industry factors may harm the market price of our Common Shares. Therefore, the price of our Common Shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our Common Shares regardless of our operating performance. Specifically, in recent periods, the stock market has experienced heightened volatility as a result of the COVID-19 pandemic. This volatility has had a negative impact on the market price of securities issued by many companies, including ours and other companies in our industry. There can be no assurance that continuing fluctuations in price and volume will not continue or reoccur. If such increased levels of volatility and market turmoil continue or reoccur for a prolonged period of time, our operations and the trading price of our Common Shares may be materially adversely affected.

In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If we were involved in similar litigation, we could incur substantial costs, fines and penalties (for which our director and officer liability insurance could be insufficient), our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, could adversely affect prevailing market prices for the Common Shares.

Subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible into Common Shares intend to sell Common Shares, could reduce the prevailing market price of our Common Shares. We cannot predict the effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of our Common Shares. If the market price of our Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

Following the consummation of this Offering, the directors and officers of the Bank will be subject to “lock-up” restrictions, as described under “Plan of Distribution”. The applicable Underwriters might waive the provisions of these “lock-up” restrictions and allow the Bank to, among other things, issue additional Common Shares. There are no pre-established conditions for the grant of such a waiver by the applicable Underwriters, and any decision by the applicable Underwriters to waive those conditions may depend on a number of factors, which might include market conditions, the performance of our Common Shares in the market and our financial condition at that time. If the “lock-up” restrictions of the Bank are waived, additional Common Shares will be issued, subject to applicable securities laws, which, could reduce the prevailing market price for our Common Shares.

In addition, certain holders of options and other share-based awards will have an immediate income inclusion for tax purposes when they exercise their options or when their other awards are share-settled (that is, tax is not deferred until they sell the underlying Common Shares). As a result, these holders may need to sell Common Shares purchased on the exercise of options or issued upon share settlement of share-based awards in the same year that they exercise their options or in which their share-based awards are share-settled. This might result in a greater number of Common Shares being sold in the public market, and reduced long-term holdings of Common Shares by our management and employees.

Our by-laws permit us to issue additional securities in the future, including Common Shares and Preferred Shares, without additional shareholder approval.

Our by-laws permit us to issue an unlimited number of Common Shares. We anticipate that we will, from time to time, issue additional Common Shares in the future, including in connection with potential acquisitions. Subject to the requirements of the TSX and the Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

Our by-laws also permit us to issue an unlimited number of Preferred Shares, issuable in series. The Bank’s board of directors has authorized the issuance of an unlimited number of Series 1 Preferred Shares, an unlimited number of Series 2 Preferred Shares, an unlimited number of Series 3 Preferred Shares, and an unlimited number of Series 4 Preferred Shares. As of September 10, 2021, 1,461,460 Series 1 Preferred Shares are outstanding, and no Series 2 Preferred Shares or Series 4 Preferred Shares have been issued. The Bank redeemed the Series 3 Preferred Shares on April 30, 2021, as disclosed in a material change report dated April 30, 2021, which is incorporated herein by reference. Any issuance of additional Preferred Shares may result in further dilution to existing shareholders and have an adverse effect on the value of their shareholdings. We cannot foresee the terms and conditions of any future offerings of Preferred Shares nor the effect they may have on the market price of the Common Shares.

The Bank is expected to have outstanding from time to time subordinated debt and preferred shares that will automatically convert into Common Shares upon a trigger event under the Non-Viability Contingent Capital Provisions, which may trigger substantial dilution of the Common Shares

Effective January 1, 2013 in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions Canada (the “Superintendent”), non-common capital instruments issued after January 1, 2013, including preferred shares and subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital.

Upon the occurrence of a trigger event, holders of securities subject to automatic conversion in accordance with the Non-Viability Contingent Capital Provisions, including holders of the Notes, will receive Common Shares, thereby causing substantial dilution to holders of Common Shares. The decision as to whether a trigger event will occur is a subjective determination by the Superintendent.

We will incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance efforts.

As a public company in the United States, we will incur additional legal, accounting, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.

If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it is more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.

The U.S. Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.

Following a transition period permitted for a newly-public company in the United States, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently than we do.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We plan to rely on this exemption. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

The Bank is governed by the Bank Act and securities laws of Canada which in some cases have a different effect on shareholders than the laws governing a U.S. chartered bank and U.S. securities laws.

The Bank is a Canadian Schedule I chartered bank, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with the Bank’s constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Bank, as under the Bank Act, any change of control of the Bank will require the consent of the Minister of Finance (Canada). There is also no oppression remedy available to the Bank’s shareholders under the Bank Act as there would be for a corporation incorporated under a corporate statute in Canada, such as the Canada Business Corporations Act.

Securities analysts’ research or reports could impact the price of the Common Shares.

The trading market for the Common Shares may be facilitated in part by the research and reports that industry or financial analysts publish about us or our business. If few analysts provide coverage about us or our business, the trading price of the Common Shares could be lower than otherwise. If one or more of the analysts covering us or our business downgrade their evaluations of us, our business or the value of the Common Shares, the price of the Common Shares could decline. If one or more of these analysts cease to cover us or our business, we could lose visibility in the market for the Common Shares, which in turn could cause the price of the Common Shares to decline.

As the Bank is a Canadian Schedule I chartered bank and most of its directors and officers reside in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on the Bank to realize on judgments obtained in the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

The Bank is a Canadian Schedule I chartered bank with its principal place of business in Canada, most of its directors and officers reside in Canada or the provinces thereof and the majority of the Bank’s assets and the all or a substantial portion of the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon the Bank or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against the Bank or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Bank or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. Similarly, some of the Bank’s directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws. See “Enforcement of Civil Liabilities”.

The Bank may not complete the Offering.

Although the Bank has entered into the Underwriting Agreement with the Underwriters, there is no guarantee that all of the conditions to the completion of the Offering will be satisfied.

canadian Enforcement of Judgments Against Foreign Persons

One of our directors, namely, Thomas Hockin, resides outside of Canada. Mr. Hockin has appointed the Bank, located at Suite 2003, 140 Fullarton Street, London, Ontario N6A 5P2 as his agent for service of process in Canada. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

Legal Matters

Certain legal matters relating to the Offering will be passed upon on our behalf by Stikeman Elliott LLP with respect to Canadian legal matters and Davis Polk & Wardwell LLP with respect to U.S. legal matters, and on behalf of the Underwriters by McCarthy Tétrault LLP with respect to Canadian legal matters and Holland & Knight LLP with respect to U.S. legal matters. As at the date of this Prospectus Supplement, the partners and associates of each of Stikeman Elliott LLP and McCarthy Tétrault LLP beneficially own, directly and indirectly, less than one percent of our outstanding securities or other property, or that of our affiliates.

Auditors, Registrar and Transfer Agent

Our independent auditor is KPMG LLP ("KPMG"), located at Suite 1400 - 140 Fullarton Street, London, Ontario N6A 5P2.

Our consolidated financial statements as of October 31, 2020 and 2019, and for each of the two years in the period ended October 31, 2020 appearing in this Prospectus Supplement and Registration Statement, have been audited by KPMG, independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included upon KPMG’s authority as experts in accounting and auditing.

In connection with the filing of this Registration Statement, the Company requested that KPMG affirm its independence relative to the rules and regulations of the SEC and the PCAOB. KPMG was previously engaged by VersaBank as its external auditor and had performed its audits in accordance with Canadian Auditing Standards. KPMG identified two impermissible relationships during the fiscal 2020 and 2021 audit periods under the independence rules of the SEC. These relationships were permissible under local independence rules and under independence rules issued by the International Ethics Standards Board for Accountants (“IESBA”).

Specifically, during fiscal 2020 and fiscal 2021, two former partners of KPMG (“Partner 1” and “Partner 2,” respectively) served on the board of VersaBank as non-executive directors.

Partner 1 served on the Board from June 10, 2010 until his death on December 5, 2020. He previously served as Chair of the Audit Committee from May 5, 2013 until August 26, 2015. Partner 2 became a Board member and an Audit Committee member on December 1, 2014 and became Chair of the Audit Committee effective August 26, 2015.

Both partners had pension arrangements with KPMG which were permissible under local independence rules but, as they were not fully funded arrangements, were not permissible under Regulation S-X, Rule 2-01(c)(2)(iii). Following the identification of this matter, Partner 2 recused himself from the activities of the Board and Audit Committee of the Bank effective from June 23, 2021 relating to the Bank’s financial statements and matters related to KPMG. Partner 2 will not resume his Board and Audit Committee activities relating to the Bank’s financial statements and matters related to KPMG or the audit performed by KPMG until the completion and filing with the SEC of the Bank’s audited consolidated financial statements as at October 31, 2021 and October 31, 2020 and the two years ended October 31, 2021 (the “Audit Period”). KPMG funded the pension obligation related to Partner 2 effective June 29, 2021.

The violations were remediated when Partner 1 ceased to be a Board member and on the funding of the ongoing liability for Partner 2. During their time as KPMG partners neither Partner 1 nor Partner 2 supervised or had any management responsibility for any member of the audit engagement team. In addition, Partner 2 has recused himself from his Board responsibilities such that he will not participate in any activities relating to the Bank’s financial statements, have any decision-making authority in respect of, or influence over, the Audit Committee’s independent auditor oversight responsibilities with respect to KPMG’s engagements for, or be involved in any Audit Committee activities that will place him in a position to exercise influence over the contents of the Bank’s financial statements as at October 31, 2021.

KPMG considered specifically the facts and circumstances above and concluded that it is capable of exercising objective and impartial judgment on all issues encompassed within the audit engagements included in this Registration Statement. After taking into consideration the facts and circumstances stated above and KPMG’s determination, our board of directors and its audit committee each concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired. Furthermore, the board concluded that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

The transfer agent and registrar for our Common Shares in Canada is Computershare Investor Services Inc., at its principal office in Toronto, Ontario, and in the United States is Computershare Investor Services Inc. at its principal office in New York, New York.

Documents Filed As Part Of The Registration Statement

The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from the Banks’ directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of Stikeman Elliott LLP; (v) the consent of McCarthy Tétrault LLP; (vi) the Underwriting Agreement; and (vii) the form of indenture relating to debt securities that may be issued under the Shelf Prospectus.

Eligibility for Investment

In the opinion of Stikeman Elliott LLP, Canadian counsel to the Bank, and McCarthy Tétrault LLP, Canadian counsel to the Canadian Underwriters, based on the current provisions of the Tax Act and the proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, on the closing of the Offering (in respect of the Offered Shares) or the closing of the Over-Allotment Option (with respect to the Additional Shares), provided that the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and the Nasdaq) on the closing of the Offering (in respect of the Offered Shares) or the closing of the Over-Allotment Option (with respect to the Additional Shares), the Common Shares acquired pursuant to this Offering or pursuant to the Over-Allotment Option, will on that date be qualified investments under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered disability savings plans (“RDSPs”), deferred profit sharing plans, registered education savings plans (“RESPs”) and tax-free savings accounts (“TFSAs”) each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a trust governed by a TFSA, RRSP, RRIF, RDSP or RESP, a holder of a TFSA or RDSP, an annuitant of an RRSP or RRIF, or a subscriber of an RESP, as applicable, will be subject to a penalty tax under the Tax Act with respect to Common Shares if the Common Shares are “prohibited investments” (within the meaning of the Tax Act) for the TFSA, RRSP, RRIF, RDSP or RESP. A Common Share will not be a prohibited investment for a trust governed by a TFSA, RRSP, RRIF, RDSP or RESP provided that the holder of the TFSA or RDSP, the annuitant under the RRSP or RRIF or the subscriber of the RESP, as the case may be, deals at arm’s length with the Bank for purposes of the Tax Act, and does not have a “significant interest” (as defined in the Tax Act) in the Bank. In addition, the Common Shares will not be a prohibited investment for trusts governed by a TFSA, RRSP, RRIF, RDSP or RESP if the Common Shares are “excluded property” (as defined in the Tax Act) for such trusts. Holders of the Common Shares should consult their own tax advisors with respect to whether the Common Shares would be “prohibited investments” or would be “excluded property” in their particular circumstances.

Statutory Rights of Withdrawal and Rescission

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendment thereto. In several of the provinces and territories, securities legislation further provides the purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Appendix A

Selected Historical Financial Information

END OF PERIOD DATE	10/31/2014	10/31/2015	10/31/2016	10/31/2017	10/31/2018	10/31/2019	10/31/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	7/31/2021
	2014YE	2015YE	2016YE	2017YE	2018YE	2019YE	2020YE	2020Q3	2020Q4	20201Q1	2021Q2	2021Q3	2021Q3 LTM
Spot CAD to US Exchange Rate	0.886997x	0.764760x	0.746046x	0.775735x	0.760630x	0.759948x	0.751507x	0.746648x	0.751507x	0.782338x	0.811741x	0.801892x	0.801892x
Weighted Daily Average CAD to US Exchange Rate	0.917640x	0.805429x	0.754294x	0.764922x	0.777153x	0.752467x	0.743638x	0.731764x	0.756359x	0.777241x	0.794599x	0.813700x	0.785475x

BALANCE SHEET (US$ in thousands)
Total Assets	1,282,473	1,243,351	1,271,561	1,338,181	1,376,078	1,356,796	1,460,843	1,441,221	1,460,843	1,599,862	1,736,929	1,832,943	1,832,943
Total Loans	1,088,480	1,109,569	1,168,788	1,181,663	1,242,706	1,213,186	1,245,010	1,157,392	1,245,010	1,404,732	1,486,632	1,566,806	1,566,806
Total Loan Loss Reserve	2,577	2,456	2,261	1,881	2,099	1,610	1,334	1,760	1,334	1,433	1,328	1,389	1,389
Total Intangibles	-	-	-	-	-	-	-	-	-	7,541	7,759	7,599	7,599
Total Deposits	1,058,894	1,013,940	1,021,820	1,067,416	1,093,353	1,063,842	1,178,039	1,168,753	1,178,039	1,302,353	1,363,135	1,457,637	1,457,637
Total Equity	135,284	133,544	138,678	161,773	170,052	182,511	191,851	187,865	191,851	203,023	200,797	202,103	202,103
Total Common Equity	123,179	111,108	116,791	139,015	147,737	160,217	169,804	165,961	169,804	180,072	189,719	191,159	191,159

INCOME STATEMENT (US$ in thousands)
Interest Income	53,371	51,916	52,546	54,895	62,883	66,447	64,023	14,761	15,935	16,722	17,202	18,227	68,047
Interest Expense	27,793	24,552	23,578	21,251	22,860	25,891	23,773	5,699	5,567	5,550	5,208	6,394	22,710
Total Noninterest Income	2,416	1,123	960	(108)	145	17	45	6	14	815	695	966	2,457
Total Revenue	27,994	28,486	29,928	33,536	40,167	40,572	40,294	9,068	10,382	11,987	12,690	12,799	47,794
Loan Loss Provisions	843	1,244	657	(96)	260	(224)	(256)	(32)	(440)	44	(248)	78	(582)
Total Noninterest Expense	21,057	19,962	19,578	20,798	20,469	19,862	20,656	4,691	5,872	6,286	6,629	6,672	25,443
Net Income	5,209	6,619	6,389	14,895	14,046	15,197	14,430	3,197	3,590	4,112	4,564	4,423	16,665

PROFITABILITY (%)
ROAA	0.40	0.42	0.38	1.01	0.90	1.00	0.92	0.79	0.87	0.95	0.99	0.94	0.92
ROATCE	4.2	4.5	4.1	10.0	8.5	8.9	7.9	6.9	7.5	8.5	9.4	9.2	8.6
Net Interest Margin	1.96	2.21	2.32	2.57	2.91	3.00	2.90	2.54	2.83	2.88	2.89	2.63	2.74
Efficiency Ratio	73.8	70.1	62.7	57.4	51.0	49.0	51.3	51.7	56.6	52.4	52.2	50.0	52.7
Net Interest Inc / Operating Rev	91.4	96.1	96.8	100.3	99.6	100.0	99.9	99.9	99.9	93.2	94.5	92.5	94.9

BALANCE SHEET RATIOS/ CAPITAL (%)
Loans/ Deposits(1)	102.8	109.4	114.4	110.7	113.7	114.0	105.7	99.0	105.7	107.9	109.1	107.5	107.5
Securities/ Assets	3.4	1.4	0.6	0.0	0.6	0.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TCE Ratio	9.6	8.9	9.2	10.4	10.7	11.8	11.6	11.5	11.6	11.7	11.3	10.8	10.8
Tier 1 Common Capital Ratio	11.3	10.3	10.5	10.8	11.6	13.2	13.9	14.1	13.9	12.5	12.5	11.9	11.9
Tier 1 Ratio	12.4	12.5	12.6	12.8	13.5	15.1	15.7	16.0	15.7	14.2	13.3	12.7	12.7
Total Risk-Based Capital Ratio	13.7	13.5	13.3	13.2	13.8	15.4	16.2	16.5	16.2	14.6	18.9	17.9	17.9

PER SHARE INFORMATION (US$)
Common Shares Outstanding (Shares)	19,437,171	19,437,171	20,095,065	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559
Average Diluted Shares (Shares)	19,437,000	19,437,000	19,861,000	20,864,322	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559
Tangible Book Value per Share	6.34	5.72	5.81	6.58	6.99	7.58	8.04	7.86	8.04	8.17	8.61	8.69	8.69
Basic Core EPS	0.27	0.27	0.24	0.46	0.58	0.64	0.61	0.13	0.15	0.17	0.20	0.20	0.72.5

A-1

Appendix B

Reconciliations of Non-IFRS Measures

(Values in $000s, except for per share data unless specified)	Year Ended October 31							3 Months Ended					LTM Ended
END OF PERIOD DATE	2014	2015	2016	2017	2018	2019	2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	7/31/2021

Net Interest Margin
Net Interest Income	25,578	27,364	28,968	33,644	40,023	40,556	40,249	9,062	10,368	11,172	11,994	11,833	45,337
Average Total Assets	1,307,852	1,237,004	1,248,481	1,311,631	1,373,299	1,352,376	1,386,611	1,425,705	1,465,120	1,550,154	1,662,592	1,800,527	1,652,323
Annualized Net Interest Income as a % of Avg. Total Assets	1.96%	2.21%	2.32%	2.57%	2.91%	3.00%	2.90%	2.54%	2.83%	2.88%	2.89%	2.63%	2.74%

Cost of Funds
Interest Expense	27,793	24,552	23,578	21,251	22,860	25,891	23,773	5,699	5,567	5,550	5,208	6,394	22,710
Average Total Assets	1,307,852	1,237,004	1,248,481	1,311,631	1,373,299	1,352,376	1,386,611	1,425,705	1,465,120	1,550,154	1,662,592	1,800,527	1,652,323
Cost of Funds	2.13%	1.98%	1.89%	1.62%	1.66%	1.91%	1.71%	1.60%	1.52%	1.43%	1.25%	1.42%	1.37%

LLR / Total Gross Loans
Loan Loss Reserve	2,577	2,456	2,261	1,881	2,099	1,610	1,334	1,760	1,334	1,433	1,328	1,389	1,389
Total Gross Loans	1,088,480	1,109,569	1,168,788	1,181,663	1,242,706	1,213,186	1,245,010	1,157,392	1,245,010	1,404,732	1,486,632	1,566,806	1,566,806
Loan Loss Reserves as a Percentage of Total Gross Loans	0.24%	0.22%	0.19%	0.16%	0.17%	0.13%	0.11%	0.15%	0.11%	0.10%	0.09%	0.09%	0.09%

Provision for Credit Losses as a Percentage of Avg. Total Net Loans
Provision for Credit Losses	843	1,244	657	(96)	260	(224)	(256)	(32)	(440)	44	(248)	78	(582)
Average Total Net Loans	1,093,451	1,076,016	1,124,861	1,179,690	1,224,748	1,213,471	1,208,113	1,149,868	1,211,184	1,340,211	1,439,614	1,538,679	1,419,856
Annualized Provision for Credit Losses as a Percentage of Avg. Total Net Loans	0.08%	0.12%	0.06%	-0.01%	0.02%	-0.02%	-0.02%	-0.01%	-0.15%	0.01%	-0.07%	0.02%	-0.04%

Gross Impaired Loans to Total Loans
Gross Impaired Loans	-	-	-	486	477	4,774	-	4,986	-	-	-	-	-
Average Total Loans	1,096,286	1,078,479	1,138,047	1,181,776	1,226,762	1,215,306	1,209,561	1,149,868	1,212,746	1,341,612	1,440,992	1,540,049	1,421,226
Provision for Credit Losses as a Percentage of Avg. Total Loans	0.00%	0.00%	0.00%	0.04%	0.04%	0.39%	0.00%	0.43%	0.00%	0.00%	0.00%	0.00%	0.00%

Return on Average Tangible Common Equity
Total Net Income	5,209	6,619	6,389	14,895	14,046	15,197	14,430	3,197	3,590	4,112	4,564	4,423	16,665
Less: Preferred Share Dividends	-	(1,467)	(1,660)	(1,684)	(1,711)	(1,656)	(1,612)	(397)	(410)	(421)	(431)	(201)	(1,471)
Adjusted Net Income	5,209	5,152	4,729	13,211	12,336	13,541	12,818	2,800	3,180	3,690	4,134	4,222	15,193

Average Total Equity	131,063	131,744	136,489	154,935	167,519	174,392	184,401	182,913	191,699	200,060	201,381	203,180	199,156
Less: Average Total Intangibles	-	-	-	-	-	-	-	-	-	(3,746)	(7,627)	(7,744)	(5,630)
Less: Average Preferred Equity	(6,262)	(17,310)	(22,129)	(22,441)	(22,799)	(22,075)	(21,816)	(21,468)	(22,189)	(22,802)	(17,078)	(11,105)	(16,881)
Adjusted Average Tangible Common Equity	124,801	114,434	114,360	132,495	144,719	152,317	162,585	161,446	169,510	173,513	176,676	184,332	176,644

Annualized Adjusted Return as a % of Adjusted Average Tangible Common Equity	4.2%	4.5%	4.1%	10.0%	8.5%	8.9%	7.9%	6.9%	7.5%	8.5%	9.4%	9.2%	8.6%

Return on Average Total Assets
Total Net Income	5,209	6,619	6,389	14,895	14,046	15,197	14,430	3,197	3,590	4,112	4,564	4,423	16,665
Less: Preferred Share Dividends	-	(1,467)	(1,660)	(1,684)	(1,711)	(1,656)	(1,612)	(397)	(410)	(421)	(431)	(201)	(1,471)
Adjusted Net Income	5,209	5,152	4,729	13,211	12,336	13,541	12,818	2,800	3,180	3,690	4,134	4,222	15,193
Average Total Assets	1,307,852	1,237,004	1,248,481	1,311,631	1,373,299	1,352,376	1,386,611	1,425,705	1,465,120	1,550,154	1,662,592	1,800,527	1,652,323

Annualized Adjusted Return on Average Total Assets	0.40%	0.42%	0.38%	1.01%	0.90%	1.00%	0.92%	0.79%	0.87%	0.95%	0.99%	0.94%	0.92%

Return on Average Equity
Total Net Income	5,209	6,619	6,389	14,895	14,046	15,197	14,430	3,197	3,590	4,112	4,564	4,423	16,665
Less: Preferred Share Dividends	-	(1,467)	(1,660)	(1,684)	(1,711)	(1,656)	(1,612)	(397)	(410)	(421)	(431)	(201)	(1,471)
Adjusted Net Income	5,209	5,152	4,729	13,211	12,336	13,541	12,818	2,800	3,180	3,690	4,134	4,222	15,193

Average Total Equity	131,063	131,744	136,489	154,935	167,519	174,392	184,401	182,913	191,699	200,060	201,381	203,180	199,156
Less: Average Preferred Equity	(6,262)	(17,310)	(22,129)	(22,441)	(22,799)	(22,075)	(21,816)	(21,468)	(22,189)	(22,802)	(17,078)	(11,105)	(16,881)
Adjusted Average Common Equity	124,801	114,434	114,360	132,495	144,719	152,317	162,585	161,446	169,510	177,258	184,303	192,076	182,275

Annualized Adjusted Return as a % of Adjusted Average Equity	4.2%	4.5%	4.1%	10.0%	8.5%	8.9%	7.9%	6.9%	7.5%	8.3%	9.0%	8.8%	8.3%

Core Efficiency Ratio
Non-interest Expense	21,057	19,962	19,578	20,798	20,469	19,862	20,656	4,691	5,872	6,286	6,629	6,672	25,443
Less: Restructuring Charges	(398)	-	(824)	(1,564)	-	-	-	-	-	-	-	-	-
Less: The Impact of the Operations of DRT Cyber and Digital Boundary Group.	-	-	-	-	-	-	-	-	-	-	-	(273)	(273)
Total Revenue	27,994	28,486	29,928	33,536	40,167	40,572	40,294	9,068	10,382	11,987	12,690	12,799	47,794
Core Banking Non-Interest Expense as a % of Total Revenue	73.8%	70.1%	62.7%	57.4%	51.0%	49.0%	51.3%	51.7%	56.6%	52.4%	52.2%	50.0%	52.7%

Tangible Book Value and Tangible Book Value per Share
Total Equity	135,284	133,544	138,678	161,773	170,052	182,511	191,851	187,865	191,851	203,023	200,797	202,103	202,103
Less: Intangibles	-	-	-	-	-	-	-	-	-	(7,541)	(7,759)	(7,599)	(7,599)
Less: Preferred Equity	(12,105)	(22,436)	(21,887)	(22,758)	(22,315)	(22,295)	(22,047)	(21,904)	(22,047)	(22,951)	(11,078)	(10,943)	(10,943)
Total Tangible Book Value	123,179	111,108	116,791	139,015	147,737	160,217	169,804	165,961	169,804	172,531	181,961	183,560	183,560

Common Shares Outstanding	19,437,171	19,437,171	20,095,065	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559	21,123,559
Tangible Book Value Per Share	$6.34	$5.72	$5.81	$6.58	$6.99	$7.58	$8.04	$7.86	$8.04	$8.17	$8.61	$8.69	$8.69

Basic Core Earnings Per Share
Basic Earnings Per Share	$0.27	$0.27	$0.24	$0.63	$0.58	$0.64	$0.61	$0.13	$0.15	$0.17	$0.20	$0.20	$0.72
Less: Deferred Tax Benefit Impact per Share	-	-	-	($0.17)	-	-	-	-	-	-	-	-	-
Core Basic Earnings Per Share	$0.27	$0.27	$0.24	$0.46	$0.58	$0.64	$0.61	$0.13	$0.15	$0.17	$0.20	$0.20	$0.72

Net Interest Income / Operating Revenue
Net Interest Income	25,578	27,364	28,968	33,644	40,023	40,556	40,249	9,062	10,368	11,172	11,994	11,833	45,337
Operating Revenue	27,994	28,486	29,928	33,536	40,167	40,572	40,294	9,068	10,382	11,987	12,690	12,799	47,794
Net Interest Income / Operating Revenue	91.4%	96.1%	96.8%	100.3%	99.6%	100.0%	99.9%	99.9%	99.9%	93.2%	94.5%	92.5%	94.9%

Total Risk-Weighted Assets
Total Risk-Weighted Assets (CAD)	1,156,832	1,320,158	1,425,171	1,420,276	1,502,549	1,501,435	1,580,939	1,518,918	1,580,939	1,721,935	1,763,424	1,897,695	1,897,695
Spot Exchange Ratio	0.886997x	0.764760x	0.746046x	0.775735x	0.760630x	0.759948x	0.751507x	0.746648x	0.751507x	0.782338x	0.811741x	0.801892x	0.801892x
Total Risk-Weighted Assets (USD)	1,026,106	1,009,604	1,063,243	1,101,758	1,142,884	1,141,012	1,188,086	1,134,096	1,188,086	1,347,135	1,431,444	1,521,747	1,521,747

Tangible Common Equity Ratio
Total Assets	1,282,473	1,243,351	1,271,561	1,338,181	1,376,078	1,356,796	1,460,843	1,441,221	1,460,843	1,599,862	1,736,929	1,832,943	1,832,943
Total Intangibles	-	-	-	-	-	-	-	-	-	7,541	7,759	7,599	7,599
Total Tangible Assets	1,282,473	1,243,351	1,271,561	1,338,181	1,376,078	1,356,796	1,460,843	1,441,221	1,460,843	1,607,403	1,744,687	1,840,541	1,840,541

Total Common Equity	123,179	111,108	116,791	139,015	147,737	160,217	169,804	165,961	169,804	180,072	189,719	191,159	191,159
Total Intangibles	-	-	-	-	-	-	-	-	-	7,541	7,759	7,599	7,599
Total Tangible Common Equity	123,179	111,108	116,791	139,015	147,737	160,217	169,804	165,961	169,804	187,612	197,478	198,758	198,758
Total Tangible Common Equity Ratio	9.6%	8.9%	9.2%	10.4%	10.7%	11.8%	11.6%	11.5%	11.6%	11.7%	11.3%	10.8%	10.8%

Tier 1 Common Capital Ratio
Tier 1 Common Capital (CAD)	130,179	136,254	149,985	152,789	174,055	197,545	219,359	214,045	219,359	214,851	220,740	226,516	226,516
Spot Exchange Ratio	0.886997x	0.764760x	0.746046x	0.775735x	0.760630x	0.759948x	0.751507x	0.746648x	0.751507x	0.782338x	0.811741x	0.801892x	0.801892x
Tier 1 Common Capital (USD)	115,468	104,202	111,896	118,524	132,391	150,124	164,850	159,816	164,850	168,086	179,184	181,641	181,641
Tier 1 Common Capital Ratio	11.3%	10.3%	10.5%	10.8%	11.6%	13.2%	13.9%	14.1%	13.9%	12.5%	12.5%	11.9%	11.9%

Tier 1 Capital Ratio
Tier 1 Capital (CAD)	143,826	165,591	179,322	182,126	203,392	226,882	248,696	243,382	248,696	244,188	234,387	240,163	240,163
Spot Exchange Ratio	0.886997x	0.764760x	0.746046x	0.775735x	0.760630x	0.759948x	0.751507x	0.746648x	0.751507x	0.782338x	0.811741x	0.801892x	0.801892x
Tier 1 Capital (USD)	127,573	126,637	133,782	141,282	154,706	172,418	186,897	181,721	186,897	191,038	190,262	192,585	192,585
Tier 1 Capital Ratio	12.4%	12.5%	12.6%	12.8%	13.5%	15.1%	15.7%	16.0%	15.7%	14.2%	13.3%	12.7%	12.7%

Total Risked-Based Capital Ratio
Total Risked-Based Capital (CAD)	158,326	178,291	189,122	188,126	207,392	231,882	255,471	250,739	255,471	251,020	333,161	340,270	340,270
Spot Exchange Ratio	0.886997x	0.764760x	0.746046x	0.775735x	0.760630x	0.759948x	0.751507x	0.746648x	0.751507x	0.782338x	0.811741x	0.801892x	0.801892x
Total Risked-Based Capital (USD)	140,435	136,350	141,094	145,936	157,749	176,218	191,988	187,214	191,988	196,382	270,440	272,860	272,860
Total Risked-Based Capital Ratio	13.7%	13.5%	13.3%	13.2%	13.8%	15.4%	16.2%	16.5%	16.2%	14.6%	18.9%	17.9%	17.9%

B-1

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada, except Quebec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of those securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary, VersaBank, Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2, telephone: (519) 675-4201 and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 16, 2021

$200,000,000

Debt Securities (unsubordinated indebtedness)

Debt Securities (subordinated indebtedness)

Common Shares

Preferred Shares

Subscription Receipts

Warrants

VersaBank (the “Bank”) may from time to time offer and issue the following securities: (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities”); (iii) common shares (“Common Shares”); (iv) preferred shares in series (collectively, the “Preferred Shares”); (v) subscription receipts (“Subscription Receipts”); and (vi) warrants (“Warrants”), or any combination thereof. The Senior Debt Securities, Subordinated Debt Securities, Common Shares, Preferred Shares, Subscription Receipts and Warrants (collectively, the “Securities”) offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). All shelf information and information as to a particular offering that is not included in this short form base shelf prospectus (the “Prospectus”) will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. The Bank may sell up to $200,000,000 in aggregate initial offering price of Securities (or the Canadian dollar equivalent thereof at the time of issuance if any of the Securities are denominated in a foreign currency or currency unit) during the 25 month period that this Prospectus, including any amendments hereto, remains valid.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Senior Debt Securities or Subordinated Debt Securities (collectively, the “Debt Securities”), the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Common Shares, the currency or currency unit for which the Common Shares may be purchased, the number of Common Shares offered and offering price; (iii) in the case of

Preferred Shares, the designation of the particular class, series, aggregate principal amount, the currency or currency unit for which the Preferred Shares may be purchased, the number of Preferred Shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Debt Securities, Preferred Shares or Common Shares, as the case may be, and any other specific terms; and (v) in the case of Warrants, the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms.

Effective January 1, 2013 in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions Canada (the “Superintendent”), non-common capital instruments issued after January 1, 2013, including Preferred Shares and Subordinated Debt Securities, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. The specific terms of any Non-Viability Contingent Capital Provisions of any such Securities will be described in the Prospectus Supplement applicable to any such issuance.

The head and registered office of the Bank is Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2 and the Bank’s website is: www.versabank.com.

The outstanding Common Shares and Preferred Shares of the Bank are listed on the Toronto Stock Exchange (the “TSX”).

The Securities may be sold through underwriters or dealers, by the Bank directly pursuant to applicable statutory exemptions or through agents designated by the Bank from time to time. See “Plan of Distribution”. Each Prospectus Supplement will identify each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities, and will also set forth the terms of the offering of such Securities including the net proceeds to the Bank and, to the extent applicable, any fees payable to the underwriters, dealers or agents. The offerings are subject to approval of certain legal matters on behalf of the Bank.

The Senior Debt Securities will be direct unsecured unsubordinated obligations that rank equally and rateably with all of the Bank's other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of the Bank constituting subordinated indebtedness for the purposes of the Bank Act (Canada) (the “Bank Act”) that rank equally and rateably with, or junior to, other subordinated indebtedness of the Bank from time to time outstanding (other than subordinated indebtedness that has been further subordinated in accordance with its terms).

The Debt Securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada).

1.	Forward-Looking Statements	4
2.	Documents Incorporated by Reference	4
3.	VersaBank	6
4.	Description of Debt Securities	6
5.	Description of Common Shares	7
6.	Description of Preferred Shares	8
7.	Description of Subscription Receipts	9
8.	Description of Warrants	10
9.	Bank Act Restrictions and Approvals	10
10.	Restraints on Bank Shares Under the Bank Act	10
11.	Earnings Coverage	11
12.	Plan of Distribution	12
13.	Prior Sales and Trading Price and Volume	12
14.	Risk Factors	12
15.	Use of Proceeds	13
16.	Enforcement of Judgments Against Foreign Persons	13
17.	Legal Matters	13
18.	Auditors and Transfer Agent	13
19.	Statutory and Contractual Rights of Withdrawal and Rescission	13

Forward-Looking Statements

This Prospectus, including the documents that are incorporated by reference in this Prospectus, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements and information concerning: future growth and potential achievements of the Bank; statements relating to the business, future activities of, and developments related to the Bank; the payment of dividends on Common Shares and Preferred Shares; and other events or conditions that may occur in the future. Forward-looking statements are typically (but not always) identified by the words “expects”, “is expected”, “anticipates”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes”, “aims”, “endeavours”, “projects”, “continue”, “predicts”, “potential”, “intends”, or the negative of these terms or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved.

By their nature, these statements require the Bank to make assumptions and are subject to inherent risks and uncertainties that may be general or specific, including without limitation with respect to the strength of the Canadian and U.S. economies in general and the strength of local economies within Canada and the U.S. in which the Bank conducts operations; the impact of the COVID-19 pandemic (“COVID-19”); the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Bank of Canada; changing global commodity prices; the effects of competition in the markets in which the Bank operates; capital market fluctuations; the timely development and introduction of new products in receptive markets; the impact of changes in laws and regulations pertaining to financial services; changes in tax laws; technological changes; unexpected judicial or regulatory proceedings; unexpected change in consumer spending and saving habits; and the Bank’s anticipation of and success in managing the risks resulting from the foregoing. The foregoing list of important factors is not exhaustive.

A variety of factors, many of which are beyond the Bank's control, affect the operations, performance and results of the Bank, and could cause actual results to differ materially from the expectations expressed in any of the Bank's forward-looking statements. These factors include, without limitation: general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of the Bank; risks related to the business of the Bank; risks related to political developments and policy shifts; risks related to amendments to laws; risks related to COVID-19; or risks related to the market value of the Bank’s securities.

This list is not exhaustive of the factors that may affect any of the Bank's forward-looking statements. Additional information about these factors can be found in the “Risk Factors” section of the AIF (as defined herein) and under “Enterprise Risk Management” and “Factors that May Affect Future Results” in the 2020 MD&A (as defined herein). These and other factors should be considered carefully and readers should not place undue reliance on the Bank's forward-looking statements. Any forward-looking statements contained in this Prospectus represent the views of management only as of the date hereof. The Bank does not undertake to update any forward-looking statement that is contained in this Prospectus or the documents incorporated by reference in this Prospectus except as required by law.

Documents Incorporated by Reference

The following documents, filed with the various securities commissions or similar authorities in Canada, are incorporated by reference into this Prospectus:

(i)	the Bank's Revised Annual Information Form dated April 20, 2021 for the year ended October 31, 2020 (the “AIF”);

(ii)	the Bank's comparative audited consolidated financial statements for the year ended October 31, 2020, together with the auditors' report thereon dated November 24, 2020;

(iii)	the Bank's Management's Discussion and Analysis for the year ended October 31, 2020 (the “2020 MD&A”);

(iv)	the Bank's comparative unaudited consolidated financial statements for the three and six month periods ended April 30, 2021;

(v)	the Bank's Management's Discussion and Analysis for the three and six month periods ended April 30, 2021 (the “2021 Q2 MD&A”);

(vi)	the Bank's Management Proxy Circular regarding the Bank's annual meeting of shareholders held on April 21, 2021;

(vii)	the Bank’s material change report dated April 30, 2021 in respect of the redemption of the Series 3 Preferred Shares (as defined herein);

(viii)	the Bank’s material change report dated April 30, 2021 in respect of the offer for sale and pricing of U.S.$75 million aggregate principal amount of 5.00% fixed to floating rate subordinated notes (non-viability contingent capital) due 2031; and

(ix)	the Bank’s material change report dated March 5, 2021 in respect of its plans to launch an enhanced digital deposit receipt to be known as VCAD.

All documents required to be incorporated by reference in this Prospectus filed by the Bank with the various securities commissions or similar authorities in Canada on or after the date of this Prospectus and during the term of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

Updated earnings coverage ratios, as required, will be filed quarterly with the applicable securities commissions or similar authorities in Canada, which updates will be deemed to be incorporated by reference into this Prospectus. Where the Bank updates its disclosure of earnings coverage ratios by Prospectus Supplement, the Prospectus Supplement filed with the applicable securities commissions or similar authorities that contains the most recent updated disclosure of earnings coverage ratios will be delivered to all subsequent purchasers of Securities together with this Prospectus.

A Prospectus Supplement containing the specific terms in respect of any Securities will be delivered, together with this Prospectus, to purchasers of such Securities and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which such Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

When a new annual information form, annual financial statements and related management's discussion and analysis are filed by the Bank and, where required, accepted by the applicable securities regulatory authorities during the term of this Prospectus, the previous annual information form, the previous annual financial statements and related management's discussion and analysis, all interim financial statements and related management's discussion and analysis, material change reports, information circulars and business acquisitions reports filed by the Bank prior to the commencement of the Bank's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

VersaBank

VersaBank is a Canadian Schedule I chartered bank governed by the Bank Act. VersaBank became one of the world’s first fully digital financial institutions when it adopted its highly efficient business-to-business model using its proprietary state-of-the-art financial technology to profitably address underserved segments of the Canadian banking market. VersaBank obtains all of its deposits and provides the majority of its loans and leases electronically, with innovative deposit and lending solutions for financial intermediaries and others that allow them to excel in their core businesses. In addition, leveraging its internally-developed IT security software and capabilities, VersaBank established its wholly-owned, Washington, DC-based subsidiary, DRT Cyber Inc. to pursue significant large-market opportunities in cybersecurity and develop innovative solutions to address the rapidly growing volume of cyber threats challenging financial institutions, multi-national corporations and government entities on a daily basis.

Additional information with respect to the Bank’s business is included in the AIF, the 2020 MD&A, and the 2021 Q2 MD&A, all of which are incorporated by reference into this Prospectus.

Description of Debt Securities

The following describes certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. Since the terms of a series of Debt Securities may differ from the general information provided in this Prospectus, in all cases an investor should rely on the information in the applicable Prospectus Supplement where it differs from information in this Prospectus.

The Senior Debt Securities will be direct unsubordinated obligations of the Bank that rank equally and rateably with all other unsecured and unsubordinated debt, including deposit liabilities, of the Bank other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act, that rank equally and rateably with, or junior to, other subordinated indebtedness of the Bank from time to time outstanding (other than subordinated indebtedness that has been further subordinated in accordance with its terms). In the event of the insolvency or winding-up of the Bank, the subordinated indebtedness of the Bank (including any Subordinated Debt Securities issued hereunder if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions) will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank, including the Senior Debt Securities, except those which by their terms rank equally in right of payment with, or are subordinate to, such subordinated indebtedness. Upon the occurrence of a trigger event under the Non-Viability Contingent Capital Provisions, the subordination provisions of the Subordinated Debt Securities will not be relevant since all Subordinated Debt Securities will be converted into Common Shares which will rank on a parity with all other Common Shares.

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of Senior Debt Securities or Subordinated Debt Securities that the Bank may issue.

If the Bank becomes insolvent, the Bank Act provides that priorities among payments of its deposit liabilities and payments of all of its other liabilities (including payments in respect of Senior Debt Securities and Subordinated Debt Securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because the Bank has subsidiaries, its right to participate in any distribution of the assets of its banking or non-banking subsidiaries, upon a subsidiary's dissolution, winding-up liquidation or reorganization or otherwise, and thus an investor's ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Bank may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of the Bank's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Bank or some of its other subsidiaries.

The Debt Securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada).

The specific terms of Debt Securities that the Bank issues under this Prospectus will be described in one or more Prospectus Supplements and may include, where applicable: the specific designation, aggregate principal amount, the currency or the currency unit for which such securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the Bank's option or the holder's option, any exchange or conversion terms and any other specific terms.

In addition, this Prospectus qualifies the issuance of Senior Debt Securities in respect of which the payment of principal and/or interest may be determined or linked, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, a currency, consumer price or mortgage index, or the price or value of one or more commodities, indices, securities, financial ratios or other items, or other model or formula, or any combination or basket of the foregoing items. The specifics of any such provisions will be described in applicable prospectus supplements. In compliance with applicable Canadian securities laws, VersaBank will file an undertaking with the applicable securities commissions or similar authorities in Canada that VersaBank will not distribute, among other things, any Debt Securities that are considered novel specified derivatives or asset-backed securities (as such terms are defined under applicable Canadian securities laws) at the time of distribution without preclearing with such securities commissions or similar authorities the disclosure contained in the prospectus supplement(s) pertaining to such Debt Securities in accordance with applicable Canadian securities laws.

Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Bank. The Bank may issue Debt Securities under one or more trust indentures (in each case between the Bank and a trustee determined by the Bank in accordance with applicable laws) or pursuant to an issue and paying agency agreement (between the Bank and an agent, which agent may be an affiliate of or otherwise non-arm's length to the Bank). Any series of Debt Securities may also be created and issued without a trust indenture or an issue and paying agency agreement. The Bank may also appoint a calculation agent in connection with any Debt Securities issued under this Prospectus, which agent may be an affiliate of, or otherwise non-arm's length to, the Bank. The Bank makes reference to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Debt Securities being offered thereby.

Debt Securities may, at the option of the Bank as set out in a Prospectus Supplement, be issued in fully registered form, in bearer form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for the same aggregate principal amount in authorized denominations. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Description of Common Shares

The Bank's authorized common share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 21,123,559 were outstanding as at July 30, 2021.

Holders of Common Shares are entitled to vote at all meetings of shareholders, except for meetings at which only holders of another specified class or series of shares of the Bank are entitled to vote separately as a class or series. Holders of Common Shares are entitled to receive dividends as and when declared by the Board, subject to the preference of the Preferred Shares.

In the event of the dissolution, liquidation or winding-up of the Bank, subject to the prior rights of the holders of Preferred Shares, and after payment of all outstanding debts, the holders of Common Shares will be entitled to receive the remaining property and assets of the Bank.

The outstanding Common Shares are listed on the TSX under the symbol “VB”.

Description of Preferred Shares

The Bank's authorized Preferred Share capital consists of an unlimited number of non-voting, preferred shares without par value.

The Board has authorized the issuance of an unlimited number of Series 1 Preferred Shares (“Series 1 Preferred Shares”), an unlimited number of non-cumulative floating rate Series 2 Preferred Shares (“Series 2 Preferred Shares”), an unlimited number of Series 3 Preferred Shares (“Series 3 Preferred Shares”), and an unlimited number of non-cumulative floating rate Series 4 Preferred Shares (“Series 4 Preferred Shares”).

As of July 30, 2021, 1,461,460 Series 1 Preferred Shares are outstanding, and no Series 2 Preferred Shares or Series 4 Preferred Shares have been issued. The Bank redeemed the Series 3 Preferred Shares on April 30, 2021, as disclosed in a material change report dated April 30, 2021, which is incorporated herein by reference. The Series 1 Preferred Shares trade on the TSX under the symbol “VB.PR.A”.

The following describes certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Priority

Each series of Preferred Shares (including any Preferred Shares issued hereunder if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions) ranks on a parity basis with every other series of Preferred Shares with respect to dividends and return of capital. The Preferred Shares are entitled to a preference over the Common Shares, and any other shares ranking junior to the Preferred Shares, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of VersaBank.

The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined by the Board in the case of such series of Preferred Shares.

Upon the occurrence of a trigger event under the Non-Viability Contingent Capital Provisions, the priority of the Preferred Shares will not be relevant since all Preferred Shares will be converted into Common Shares which will rank on a parity with all other Common Shares.

Restrictions on Creation of Additional Preferred Shares

Preferred Shares may be issued, at any time or from time to time, in one or more series with such rights, privileges, restrictions and conditions as the Board may determine, subject to the Bank Act, VersaBank’s by-laws and any required regulatory approval.

Voting Rights

Except with respect to amendments to the rights, privileges, restrictions or conditions of the Preferred Shares, as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of VersaBank.

Description of Subscription Receipts

The following sets forth certain general terms and provisions of the Subscription Receipts. The Bank may issue Subscription Receipts that may be exchanged by the holders thereof for Debt Securities, Preferred Shares or Common Shares upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement.

Subscription Receipts may be offered separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. Under the subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Debt Securities, Preferred Shares or Common Shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Debt Securities, Preferred Shares or Common Shares, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

Any Prospectus Supplement for Subscription Receipts supplementing this Prospectus will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, including:

(i)	the number of Subscription Receipts;

(ii)	the price at which the Subscription Receipts will be offered and whether the price is payable in installments;

(iii)	any conditions to the exchange of Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be, and the consequences of such conditions not being satisfied;

(iv)	the procedures for the exchange of the Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be;

(v)	the number of Debt Securities, Preferred Shares or Common Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

(vi)	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security, if applicable;

(vii)	the dates or periods during which the Subscription Receipts may be exchanged into Debt Securities, Preferred Shares or Common Shares, as the case may be;

(viii)	whether such Subscription Receipts will be listed on any securities exchange;

(ix)	any other specific terms.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

Description of Warrants

The following describes certain general terms and provisions that will apply to the Warrants. The particular terms and provisions of Warrants offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below apply to such Warrants, will be described in such Prospectus Supplement.

The Bank may issue Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Warrants may be offered separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be. Each series of Warrants will be issued under a separate indenture (each, a “Warrant Indenture”) in each case between the Bank and a trustee determined by the Bank. The statements below relating to any Warrant Indenture and the Warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable Warrant Indenture. The applicable Prospectus Supplement will include details of the Warrant Indenture with respect to the Warrants being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Warrants being offered thereby.

The particular terms and provisions of each issue of Warrants providing for the issuance of Debt Securities, Preferred Shares or Common Shares on exercise of Warrants will be described in the related Prospectus Supplement and may include the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants.

Bank Act Restrictions and Approvals

Under the Bank Act, the Bank is prohibited from redeeming or purchasing any of its shares or its subordinated debt, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits the Bank from purchasing or redeeming any shares or paying any dividends if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the Bank Act requirement to maintain, in relation to the Bank’s operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto.

Restraints on Bank Shares Under the Bank Act

Under the Bank Act, no person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada) (the “Minister”). Ownership, directly or indirectly, of more than 10% of any class of shares of a bank constitutes a significant interest. No person, other than 340268 Ontario Limited, has a significant interest in any class of shares of the Bank. The Bank monitors the above constraints on shareholdings through various means including through the completion of Declaration of Ownership Forms for shareholder certificate transfer requests. If any person contravenes the above constraints on shareholdings, neither such person, nor any entity controlled by the particular person, may exercise any voting rights until the shares to which the constraint relates are disposed of. Approval from the Minister for 340268 Ontario Limited to have a significant interest in the Common Shares was obtained in conjunction with the merger of the Bank with its parent holding company, PWC Capital Inc., in 2017.

The Bank Act also prohibits the registration of a transfer or issue of any shares of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them.

Earnings Coverage

The following consolidated financial ratios for the Bank for the 12 months ended October 31, 2020 and April 30, 2021, respectively, are presented on a pro forma as adjusted basis and give effect to: (i) the redemption of all outstanding Noncumulative 6-Year Rate Reset Preferred Shares, Series 3 (Non-Viability Contingent Capital (“NVCC”)) of the Bank on April 30, 2021; and (ii) the April 30, 2021 issuance of U.S.$75 million aggregate principal amount of 5.00% fixed to floating rate subordinated notes (NVCC) due 2031. The following consolidated financial ratios do not reflect the issue of any Securities under this Prospectus.

Twelve months ended	October 31, 2020	April 30, 2021
Interest coverage on subordinated indebtedness	4.73	5.04
Grossed up dividend coverage on Preferred Shares	15.74	16.59
Interest and grossed up dividend coverage on subordinated indebtedness and Preferred Shares	3.82	4.05

The Bank’s dividend requirements on all of its outstanding preferred shares amounted to (i) $1,366,000 for the twelve months ended October 31, 2020, adjusted to a before-tax equivalent using an effective tax rate of 27.46% for the twelve months ended October 31, 2020, and (ii) $1,367,000 for the twelve months ended April 30, 2021, adjusted to a before-tax equivalent using an effective tax rate of 27.49% for the twelve months ended April 30, 2021.

The Bank’s interest requirements for its outstanding subordinated indebtedness debt amounted to (i) $5,761,000 for the twelve months ended October 31, 2020, and (ii) $5,621,000 for the twelve months ended April 30, 2021.

The Bank’s net income before interest related to subordinated indebtedness and income taxes amounted to (i) $27,260,000 for the twelve months ended October 31, 2020, which was 3.82 times the Bank’s aggregate dividend and interest requirements for this period, and (ii) $28,310,000 for the twelve months ended April 30, 2021, which was 4.05 times the Bank’s aggregate dividend and interest requirements for this period.

In calculating the dividend and interest coverages, foreign currency amounts have been converted to Canadian dollars using a October 31, 2020 and April 30, 2021 average rate exchange for each of the October 31, 2020 and April 30, 2021 calculations, respectively.

The amounts and ratios reported above with respect to the twelve months ended April 30, 2021 are derived from financial information which is unaudited and prepared in accordance with International Financial Reporting Standards (IFRS).

The Bank will file updated earnings coverage ratios quarterly with the various securities commissions or similar authorities in each of the provinces of Canada, which updates will be deemed to be incorporated by reference into this Prospectus.

Plan of Distribution

The Bank may sell the Securities (i) through underwriters or dealers, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions or (iii) through agents. The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, the purchase price of such Securities, the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters may be changed from time to time.

The Securities may also be sold directly by the Bank at such prices and upon such terms as agreed to by the Bank and the purchaser or through agents designated by the Bank from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Bank to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

The Bank may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of the Bank. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Bank to indemnification by the Bank against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

Prior Sales and Trading Price and Volume

Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Trading prices and volume of the Bank's Securities will be provided for all of the Bank's issued and outstanding Common Shares and Preferred Shares in each Prospectus Supplement to this Prospectus.

Risk Factors

Investment in the Securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks set out herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. Prospective purchasers should consider the categories of risks identified and discussed or incorporated by reference in the AIF and the 2020 MD&A.

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Bank from the sale of the Securities will be added to the general funds of the Bank.

Enforcement of Judgments Against Foreign Persons

Certain directors of the Bank, namely Thomas Hockin, reside outside of Canada. Mr. Hockin has appointed the Bank as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Legal Matters

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the Securities offered by a Prospectus Supplement will be passed upon on behalf of the Bank by Stikeman Elliott LLP. As at the date hereof, partners and associates of Stikeman Elliott LLP beneficially owned, directly or indirectly, less than 1% of any issued and outstanding securities of the Bank or any associates or affiliates of the Bank.

Auditors and Transfer Agent

KPMG LLP, Chartered Professional Accountants, are the auditors of the Bank and are independent of the Bank within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Ontario. The Bank’s registrar and transfer agent is Computershare Investor Services Inc., 100 University Avenue, Toronto, Ontario M5J 2Y1.

Statutory and Contractual Rights of Withdrawal and Rescission

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

Original purchasers of Debt Securities, Preferred Shares or Warrants that are convertible or exchangeable into other securities of the Bank will have a contractual right of rescission against the Bank in respect of the conversion, exchange or exercise of such convertible, exchangeable or exercisable securities. The contractual right of rescission will entitle such original purchasers to receive from the Bank, upon surrender of the underlying securities acquired upon the conversion, exchange or exercise of such Debt Securities, Preferred Shares, or Warrants the amount paid for the Debt Securities (and any additional amount paid upon conversion, exchange or exercise), in the event that this Prospectus, the applicable Prospectus Supplement or any amendment contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Debt

Securities, Preferred Shares, or Warrants that are convertible, exercisable or exchangeable under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Debt Securities, Preferred Shares, or Warrants that are convertible, exercisable or exchangeable under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law. Original Canadian purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible or exchangeable security that was purchased under a prospectus and, therefore, a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation in the Province of Ontario for the particulars of these rights or consult with a legal adviser.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Bank Act and the Bank’s by-laws, the Bank indemnifies, (a) any director or officer of the Bank, (b) any former director or officer of the Bank, (c) and any other person who acts or acted at the Bank’s request as a director or an officer of an entity of which the Bank is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a person referred to in any of(a) to (c) above, if (d) the director, officer or person acted honestly and in good faith with a view to the best interests of the Bank, and (e) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that the impugned conduct was lawful.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Bank pursuant to the provisions described above, or otherwise, the Bank has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Bank has purchased, at its expense, a directors’ and officers’ liability insurance policy that covers individual directors and officers in circumstances where the Bank is not able or permitted to indemnify such individuals.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description
4.1*	Revised Annual Information Form of the Registrant in respect of the year ended October 31, 2020, dated April 20, 2021.
4.2**	Audited consolidated financial statements of the Registrant as at and for the years ended October 31, 2020 and 2019 together with the notes thereto and the report of independent auditors thereon.
4.3*	Management’s discussion and analysis of the Registrant for the year ended October 31, 2020.
4.4*	Management information circular of the Registrant distributed in connection with the annual and special meeting of shareholders of the Registrant held on April 21, 2021.
4.5*	Unaudited Interim financial statements of the Registrant as at and for the three-months and nine-months periods ended July 31, 2021 and 2020 together with the notes thereto.
4.6*	Management’s discussion and analysis of the Registrant for the three-months and nine-months period ended July 31, 2021.
4.7*	Material change report dated April 30, 2021 in respect of the Corporation’s announcement to redeem all outstanding non-cumulative 6-year rate reset preferred shares, series 3 (non-viability contingent capital) (NVCC) (Series E Preferred Shares) of the Bank on April 30, 20201.
4.8*	Material change report dated April 30, 2021 in respect of the Corporation’s private offer for sale and pricing of US$75 million aggregate principal amount of 5.00% fixed to floating rate subordinated notes (non-viability contingent capital) due 2031.
4.9*	Material change report dated March 5, 2021 in respect of the Corporation’s encryption based digital currency (cryptocurrency) represented one-to-one by a Canadian dollar deposit with the Bank, to be known as VCAD.
5.1**	Consent of KPMG LLP.
5.2**	Consent of Stikeman Elliott LLP. .
5.3**	Consent of McCarthy Tétrault LLP.
6.1*	Powers of Attorney.

*	Previously filed.
**	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)       The Registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)       Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Province of Ontario, Canada on the 21st day of September, 2021.

VERSABANK

By:	/s/ David R. Taylor
Name: David R. Taylor
Title: President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Taylor	Chief Executive Officer and President (principal executive officer)	September 21, 2021
David R. Taylor

/s/ Shawn Clarke	Chief Financial Officer (principal financial and accounting officer)	September 21, 2021
Shawn Clarke

*	Director, Chair	September 21, 2021
The Honorable Thomas A. Hockin, P.C.

*	Director	September 21, 2021
Gabrielle Bochyneck

*	Director	September 21, 2021
Robbert-Jan Brabander

*	Director	September 21, 2021
David A. Bratton

*	Director	September 21, 2021
R.W. (Dick) Carter

*	Director	September 21, 2021
Peter M. Irwin

*	Director	September 21, 2021
Arthur R. Linton

*	Director	September 21, 2021
Susan T. McGovern

*	Director	September 21, 2021
Paul G. Oliver

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of VersaBank in the United States, on September 21, 2021.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.